                                                                  Execution Copy
                                                                     Exhibit 2.1

                               PURCHASE AGREEMENT

                                  BY AND AMONG

                      GENERAL ELECTRIC COMPANY, THROUGH ITS
                       GE TRANSPORTATION SYSTEMS BUSINESS

                              AND RELATED ENTITIES

                                       AND

                             WESTINGHOUSE AIR BRAKE
                            TECHNOLOGIES CORPORATION

                              AND RELATED ENTITIES

                               DATED JULY 24, 2001

                                                 TABLE OF CONTENTS

                                                                                                               Page

ARTICLE I. DEFINITIONS...........................................................................................1

         Section 1.1       Terms Not Defined Elsewhere...........................................................1
         Section 1.2       Cross References to Defined Terms.....................................................7

ARTICLE II. PURCHASE AND SALE....................................................................................9

         Section 2.1       Agreement to Purchase and Sell........................................................9
         Section 2.2       Excluded Assets......................................................................11
         Section 2.3       Non-Assignable Contracts.............................................................11
         Section 2.4       Assumption of Certain Liabilities....................................................12
         Section 2.5       Liabilities Not Assumed..............................................................12
         Section 2.6       Acquired Subsidiary Liabilities......................................................13

ARTICLE III. PURCHASE PRICE; ADJUSTMENTS; ALLOCATIONS...........................................................14

         Section 3.1       Consideration........................................................................14
         Section 3.2       Post-Closing Adjustment..............................................................14
         Section 3.3       Purchase Price Allocation............................................................16

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF SELLERS...........................................................16

         Section 4.1       Organization.........................................................................16
         Section 4.2       Capitalization of the Acquired Subsidiaries..........................................16
         Section 4.3       Authorization........................................................................17
         Section 4.4       Absence of Restrictions and Conflicts................................................17
         Section 4.5       Real Property........................................................................18
         Section 4.6       Title to and Sufficiency of Assets...................................................19
         Section 4.7       Financial Statements.................................................................19
         Section 4.8       Absence of Certain Changes...........................................................20
         Section 4.9       Legal Proceedings....................................................................20
         Section 4.10      Compliance with Law..................................................................21
         Section 4.11      Material Contracts...................................................................21
         Section 4.12      Insurance Policies...................................................................23
         Section 4.13      Environmental, Health and Safety Matters.............................................23
         Section 4.14      Intellectual Property; Software......................................................25
         Section 4.15      Transactions with Affiliates.........................................................26
         Section 4.16      Inventory; Accounts Receivable; Accounts Payable.....................................27
         Section 4.17      Licenses and Permits.................................................................27
         Section 4.18      Ethical Practices....................................................................27
         Section 4.19      Brokers, Finders and Investment Bankers..............................................28
         Section 4.20      Products; Warranties.................................................................28
         Section 4.21      Copies of Documents..................................................................28

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF BUYERS.............................................................29

         Section 5.1       Organization.........................................................................29
         Section 5.2       Authorization........................................................................29
         Section 5.3       Absence of Restrictions and Conflicts................................................29
         Section 5.4       Brokers, Finders and Investment Bankers..............................................29

ARTICLE VI. CERTAIN COVENANTS AND AGREEMENTS....................................................................30

         Section 6.1       Conduct of Business by the Seller Parties............................................30
         Section 6.2       Inspection and Access to Information; Confidential Information.......................33
         Section 6.3       Notices of Certain Events............................................................34
         Section 6.4       Interim Financial Statements.........................................................34
         Section 6.5       No Solicitation of Transactions......................................................34
         Section 6.6       Reasonable Efforts; Further Assurances; Cooperation..................................35
         Section 6.7       Public Announcements.................................................................36
         Section 6.8       Insurance............................................................................36
         Section 6.9       Non-Competition; Non-Solicitation....................................................36
         Section 6.10      Trademarks, Tradenames and Other Intellectual Property Matters.......................39
         Section 6.11      Risk of Loss.........................................................................40
         Section 6.12      Transitional Services................................................................41
         Section 6.13      IP Development and License Agreement.................................................41
         Section 6.14      Environmental Matters................................................................41
         Section 6.15      St. Louis Business...................................................................43
         Section 6.16      Braddock Lease.......................................................................44
         Section 6.17      Overlapping Agreements...............................................................44
         Section 6.18      Files and Records....................................................................44

ARTICLE VII. EMPLOYEE MATTERS...................................................................................44

         Section 7.1       Officers and Employees...............................................................44
         Section 7.2       Employee Benefit Plans...............................................................45
         Section 7.3       Labor Relations......................................................................46
         Section 7.4       Transferred Employees................................................................48
         Section 7.5       Sellers' Employee Benefit Plans......................................................49
         Section 7.6       Buyers' Benefit Plans................................................................50
         Section 7.7       WARN Act.............................................................................50

ARTICLE VIII. TAXES.............................................................................................51

         Section 8.1       Representations and Warranties Regarding Taxes.......................................51
         Section 8.2       Tax Cooperation; Allocation of Taxes.................................................51
         Section 8.3       Acquired Subsidiary Tax Returns......................................................52
         Section 8.4       CFC Reporting Requirements...........................................................52

ARTICLE IX. CLOSING.............................................................................................52

         Section 9.1       The Closing..........................................................................52
         Section 9.2       Deliveries by Seller Parties.........................................................53
         Section 9.3       Deliveries by Buyers.................................................................54

ARTICLE X. CONDITIONS PRECEDENT TO CLOSING OBLIGATIONS..........................................................55

         Section 10.1      Conditions to Each Party's Obligations...............................................55
         Section 10.2      Conditions to Obligations of Buyers..................................................55
         Section 10.3      Conditions to Obligations of the Seller Parties......................................56

ARTICLE XI. TERMINATION.........................................................................................57

         Section 11.1      Termination..........................................................................57


         Section 11.2      Specific Performance and Other Remedies..............................................58
         Section 11.3      Effect of Termination................................................................58

ARTICLE XII. INDEMNIFICATION....................................................................................58

         Section 12.1      Termination of Certain Representations and Warranties................................58
         Section 12.2      Indemnification Obligations of Sellers...............................................59
         Section 12.3      Indemnification Obligations of Buyers................................................59
         Section 12.4      Indemnification Procedure............................................................60
         Section 12.5      Claims Period........................................................................61
         Section 12.6      Liability Limitsg....................................................................62
         Section 12.7      Investigations.......................................................................63
         Section 12.8      Exclusive Remedy.....................................................................63

ARTICLE XIII. MISCELLANEOUS PROVISIONS..........................................................................63

         Section 13.1      Notices..............................................................................63
         Section 13.2      Schedules and Exhibits...............................................................65
         Section 13.3      Assignment; Successors in Interest; Amendment........................................65
         Section 13.4      Number; Gender.......................................................................65
         Section 13.5      Captions.............................................................................65
         Section 13.6      Jurisdiction, Venue and Applicable Law...............................................65
         Section 13.7      Severability.........................................................................65
         Section 13.8      Counterparts.........................................................................66
         Section 13.9      No Third Party Beneficiaries.........................................................66
         Section 13.10     Waiver...............................................................................66
         Section 13.11     Integration..........................................................................66
         Section 13.12     Compliance with Bulk Sales Laws......................................................66
         Section 13.13     Cooperation Following the Closing....................................................67
         Section 13.14     Transaction Costs....................................................................67

                               PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT (this "Agreement"), dated as of July 24, 2001, is made and entered into by and among General Electric Company, a New York corporation, through its GE Transportation Systems business, or its nominee ("GETS"), GE Mexico S.A. de C.V., a corporation organized under the laws of Mexico, or its nominee ("GE Mexico"), Westinghouse Air Brake Technologies Corporation, a Delaware corporation ("Wabtec"), each of the Affiliates (as defined below) of Wabtec set forth on SCHEDULE A, and each Acquired Subsidiary (as defined below). (GETS and GE Mexico are sometimes referred to herein individually as "Buyer" and collectively as "Buyers;" Wabtec and the Affiliates of Wabtec set forth on SCHEDULE A are sometimes referred to herein individually as "Seller" and collectively as "Sellers;" Sellers and the Acquired Subsidiaries are sometimes referred to herein individually as a "Seller Party" and collectively as the "Seller Parties;" and all such entities are sometimes referred to herein individually as a "Party" and collectively as the "Parties.")

         A. Among the businesses conducted by the Seller Parties is the business described on ANNEX A (the "Business").

         B. Buyers desire to acquire from Sellers, and Sellers desire to transfer to Buyers, certain assets and liabilities of Sellers, including all of the outstanding shares of capital stock of the Acquired Subsidiaries (the "Acquired Subsidiary Shares"), on the terms and subject to the conditions set forth in this Agreement (the "Acquisition").

         C. The Parties desire to make certain representations, warranties and agreements in connection with the Acquisition.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the Parties agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         Section 1.1 TERMS NOT DEFINED ELSEWHERE. The following terms, as used herein, have the following meanings:

                  "ACQUIRED SUBSIDIARY" means each Person listed on SCHEDULE B.

                  "ACQUISITION PROPOSAL" means any proposal with respect to a merger, consolidation, share exchange, tender offer, exchange offer, business combination or similar transaction involving the Business, or any purchase or other acquisition of all or any significant portion of the assets included in the Business which, in either case, could reasonably be viewed as being inconsistent with, preventing or materially delaying the performance by the Seller Parties of any of their obligations under this Agreement or the consummation of the transactions contemplated hereby.

                  "ADA" means the Americans with Disabilities Act.

                  "ADEA" means the Age Discrimination in Employment Act.

                  "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such other Person. For purposes of this definition, "control," "controlled" and "controlling" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                  "ANTITRUST ACTS" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any equivalent Applicable Law of Mexico.

                  "APPLICABLE LAW" means all U.S., Mexican or other foreign, federal, provincial, state or local laws (including, without limitation, common law), statutes, treaties, judicial decisions, regulations, rules, judgments, orders, decrees, injunctions and agreements with any Governmental Entity.

                  "BENCHMARK NET WORTH" means an amount equal to the difference between: (i) the sum of the amounts shown on the balance sheets of each Division of the Business as of June 30, 2001 (when delivered pursuant to Section 6.4) under the heading "Assets" and (ii) the sum of the amounts shown on such balance sheets under the heading "Liabilities." In addition to accounting adjustments, each balance sheet will include the following adjustments: "Assets" will be calculated disregarding (A) any Excluded Assets listed on the applicable balance sheet (including, without limitation, any accounts receivable from any Wabtec Group Member or any other inter-company receivables); (B) any inventory listed on the applicable balance sheet that was purchased from any Wabtec Group Member business other than the Business; and (C) any other items listed on the applicable balance sheet but not transferred to Buyer and (D) any intangible assets that are amortized; "Liabilities" will be calculated disregarding any liabilities of the Seller Parties listed on the applicable balance sheet that are not Assumed Liabilities (including, without limitation, any accounts payable to any Wabtec Group Member or any other inter-company payables) or are Retained Subsidiary Liabilities.

                  "BUSINESS FACILITIES" means the facilities of the Business that have been visited by representatives of Buyers located at: Mexico City, Mexico (limited to the sales office and the Valle de Mexico service shop); Acambaro, Mexico; San Luis Potosi, Mexico (excluding the Wabtec Service Center and the Young Touchstone manufacturing building); Emporium, Pennsylvania; St. Louis, Missouri (excluding real property and buildings); Latham, New York; Elk Grove Village, Illinois; and Barstow, California.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any rules or regulations promulgated thereunder.

                   "CLOSING DATE NET WORTH" means the amount equal to the difference between: (i) the sum of the amounts shown on each Closing Date Balance Sheet under the heading "Assets" and (ii) the sum of the amounts shown on each Closing Date Balance Sheet under the heading "Liabilities," calculated in a manner consistent with the calculation of the Benchmark Net Worth, including, without limitation, the adjustments described in the definition of Benchmark Net Worth.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "CONFIDENTIAL INFORMATION" means any data or information of the Business, other than Trade Secrets, which is valuable to the operation of the Business and not generally known to the public.

                  "DIVISION OF THE BUSINESS" means each of "MPI Noreste," "Wabtec Distribution," "Wabtec Engine Systems Company" and "Motor Coils Manufacturing."

                  "EMPLOYEE BENEFIT PLAN" means with respect to any Person, each plan, fund, program, agreement, arrangement or scheme, including, but not limited to each plan, fund, program, agreement, arrangement or scheme maintained or required to be maintained under Applicable Law that is at any time sponsored or maintained or required to be sponsored or maintained by such Person or to which such Person makes or has made, or has or has had an obligation to make, contributions providing for employee benefits or for the remuneration, direct or indirect, of the employees, former employees, directors, officers, consultants, independent contractors, contingent workers or leased employees of such Person or the dependents of any of them (whether written or oral), including, without limitation: each deferred compensation, bonus, incentive compensation, stock purchase, stock option and other equity compensation plan; each "welfare" plan (within the meaning of Section 3(1) of ERISA determined without regard to whether such plan is subject to ERISA); each "pension" plan (within the meaning of Section 3(2) of ERISA, determined without regard to whether such plan is subject to ERISA); and each severance plan or agreement, health, supplemental unemployment benefit, hospitalization insurance, medical, dental, legal and each other employee benefit plan, fund, program, agreement or arrangement.

                  "ENVIRONMENT" means any surface or ground water, drinking water supply, soil, surface or subsurface strata or medium, and the ambient air.

                  "ENVIRONMENTAL LAW" means any and all past, present and future local, municipal, state, provincial, national or federal law, statute, decision, judgment, award, regulation, decree, rule, order, consent, authorization, permit, or similar requirement, approval or standard in the United States, Mexico or any other jurisdiction concerning environmental, health or safety matters (including, but not limited to, the clean-up standards and practices for Hazardous Materials) relating to buildings, equipment, or the Environment.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA AFFILIATE" means any Person that, together with any Seller, would be deemed a "single employer" within the meaning of
         Section 414 of the Code.

                  "ERISA AFFILIATE PLAN" shall mean each Employee Benefit Plan sponsored or maintained or required to be sponsored or maintained at any time by any ERISA Affiliate, or to which such ERISA Affiliate makes or has made, or has or has had an obligation to make, contributions at any time.

                  "EXISTING CONDITION" means the state of repair, condition or other characteristics of the operations, raw materials, products, facilities, equipment, properties, sites and any other processes or items which are or have been used in connection with the Business at or prior to the Closing.

                  "FMLA" means the Family and Medical Leave Act.

                  "FLSA" means the Fair Labor Standards Act.

                  "GAAP" means generally accepted accounting principles, consistently applied.

                  "GOVERNMENTAL ENTITY" means any U.S., Mexican or other foreign, federal, state, regional, municipal or local governmental or administrative authority, including any court, tribunal, agency, bureau, committee, board, commission or instrumentality constituted or appointed by any such authority.

                  "HAZARDOUS MATERIALS" mean any waste, pollutant, contaminant, hazardous substance, toxic, ignitable, reactive or corrosive substance, hazardous waste, special waste, industrial substance, by-product, process intermediate product or waste, petroleum or petroleum-derived substance or waste, chemical liquids or solids, liquid or gaseous products, or any constituent of any such substance.

                  "INTELLECTUAL PROPERTY" means (i) all domestic or foreign patents, patent applications, inventions (whether or not patentable), processes, technologies, discoveries, copyrightable and copyrighted works, apparatus, Trade Secrets, trademarks, service marks, trade names, trade dress, symbols, logos, domain names, design rights, customer lists, marketing and customer information, mask works rights, know-how, formulas, licenses, manufacturing data, blueprints, drawings, technical information (whether confidential or otherwise), software, systems, databases, models, methodologies, and all other intellectual property (including any existing instructions or manuals relating thereto); (ii) all licenses, sublicenses or agreements with respect to any of the foregoing; and (iii) all filings, registrations and applications for or issuances of any of the foregoing with or by any Governmental Entity.

                  "KNOWLEDGE" means (a) with respect to the Seller Parties, all facts actually known by the individuals listed on ANNEX B-1 and (b) with respect to the Buyers, all facts actually known by the individuals listed on ANNEX B-2.

                   "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance, restriction, tenancy or other possessory interest, conditional sale or other title retention agreement, assessment, easement, right of way, covenant, right of first refusal, defect in title, or any other claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person shall be deemed to own a property or asset that is subject to a Lien if it has acquired or holds such property or asset subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

                  "MATERIAL ADVERSE EFFECT" means, with respect to the Business, any state of facts, change, event, effect or occurrence that is or may be reasonably likely to (i) be materially adverse to the business, financial condition, results of operations, properties, assets or liabilities (including, without limitation, contingent liabilities) of the Business, taken as a whole, or (ii) prevent or materially delay the consummation of the transactions contemplated by this Agreement that, in either case, causes Buyer Losses, individually or in the aggregate, in an amount in excess of $25 million. Notwithstanding the above, for purposes of Section 10.2(d) and Section 11.1(d), Material Adverse Effect on the Business shall only mean: (x) any breach of any of the Seller Agreements set forth on SCHEDULE 10.2 that remains uncured beyond the twenty (20) day period after any Seller Party becomes aware of such breach, or (y) any state of facts, change, event, effect or occurrence that causes Buyer Losses, individually or in the aggregate, in an amount in excess of $25,000,000 and that relates to or arises as a result of any of the following: any Action, any damage to the Purchased Assets, any political upheaval or regulatory changes, the negligent or improper management of the Business by the Seller Parties or any liability or obligation of Seller not known by or disclosed to Buyers prior to or as of the date hereof.

                  "NLRB" means the National Labor Relations Board of the United States.

                  "NONCOMPETE PERIOD" shall mean the period beginning on the Closing Date and ending on the fifth anniversary of the Closing Date.

                  "OSHA" means the Occupational Safety and Health
         Administration.

                  "PERMITS" means all permits (including, without limitation, environmental, construction and operation permits), notifications, licenses, franchises, certificates, approvals, exemptions, classifications, registrations and other similar documents and authorizations issued by any Governmental Entity.

                  "PERMITTED LIENS" means (i) Liens for Taxes not yet due and payable, (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course of business consistent with past practice and not yet delinquent and (iii) zoning, building, or other restrictions, variances, covenants, rights of way, encumbrances, easements and other minor irregularities in title; none of which, individually or in the aggregate, (A) interfere in any material respect with the present use of or occupancy of the related property or operation of the Business thereon, (B) have more than an immaterial effect on the value thereof or its use or (C) would materially impair the ability of such property to be sold for its present use.

                  "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Entity.

                  "PRE-CLOSING TAX PERIOD" means (i) any Tax period ending on or before the Closing Date and (ii) with respect to a Tax period that commences before but ends after the Closing Date, the portion of such period up to and including the Closing Date.

                  "RELATE TO THE BUSINESS," "RELATED TO THE BUSINESS," "RELATING TO THE BUSINESS" or "IN RELATION TO THE BUSINESS" means primarily used in, primarily arising from or primarily connected with the Business. Such terms are deemed to include all assets, properties and operations of the Acquired Subsidiaries.

                  "RELEASE" or "RELEASED" means to spill, leak, pump, pour, emit, empty, discharge, inject, escape, leach, dump or dispose into the Environment.

                  "RESTRICTED ACTIVITIES" is defined in ANNEX C.

                  "SELLER BENEFIT PLAN" means each Employee Benefit Plan in which any employee of the Business may participate, which is sponsored or maintained or required to be sponsored or maintained at any time by any Wabtec Group Member or to which any Wabtec Group Member makes or has made, or has or has had an obligation to make, contributions at any time.

                  "TAX" and "TAXES" means all taxes, assessments, charges, duties, fees, levies or other governmental charges (including interest, penalties or additions associated therewith) imposed on the Business, including income, franchise, capital stock, real property, personal property, tangible, withholding, employment, payroll, social security, social contribution, unemployment compensation, disability, transfer, sales, use, excise, gross receipts, value-added and all other taxes of any kind relating to the Business for which any Wabtec Group Member may have any liability imposed by any Governmental Entity, whether disputed or not, and any charges, interest or penalties imposed by any Governmental Entity.

                  "TAX RETURN" means any report, return, declaration or other information required to be supplied to a Governmental Entity in connection with Taxes, including estimated returns and reports of every kind with respect to Taxes.

                  "TERRITORY" means North America, South America, Australia, Africa, Europe and Asia; any other area where any customer of the Business is located as of the Closing Date; and any other area where any Wabtec Group Member has conducted Restricted Activities prior to or as of the Closing Date.

                  "TRADE SECRETS" means information, including, but not limited to, technical or non-technical data, a formula, pattern, compilation, program, including, without limitation, computer software and related source codes, device, method, technique, drawing, process, financial data, financial plan, product plan, list of actual or potential customers or suppliers, or other information similar to any of the foregoing, which derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can derive economic value from its disclosure or use.

                  "WABTEC GROUP MEMBER" means Wabtec, any of its direct or indirect subsidiaries, or any parent entity of any of the foregoing.

                  "WARN ACT" means the United States Worker Adjustment and Retraining Notification Act.

         Section 1.2 CROSS REFERENCES TO DEFINED TERMS. Each of the following terms has the meaning ascribed to it in the Section of this Agreement set forth opposite such term:


         TERM:                                                                          DEFINED IN:
         -----                                                                          -----------
         Acquired Subsidiary Assets.....................................................Section 2.1
         Acquired Subsidiary Financial Statements.......................................Section 4.7(a)
         Acquired Subsidiary Shares.....................................................Recitals
         Acquisition....................................................................Recitals
         Action.........................................................................Section 4.9
         ADA............................................................................Section 7.3(i)
         ADEA...........................................................................Section 7.3(i)
         Agreement .....................................................................Preamble
         Apportioned Obligations........................................................Section 8.2(b)
         Assignment and Assumption Agreement............................................Section 9.2(b)
         Assumed Collective Bargaining Agreement........................................Section 7.4(a)
         Assumed Liabilities............................................................Section 2.4
         Braddock Lease.................................................................Section 6.16
         Business.......................................................................Recitals
         Business Balance Sheets........................................................Section 4.7(a)
         Business Income Statement......................................................Section 4.7(c)
         Buyer(s).......................................................................Preamble
         Buyer Ancillary Documents......................................................Section 5.2
         Buyer Indemnified Parties......................................................Section 12.2
         Buyer Losses...................................................................Section 12.2(f)
         Claims Period..................................................................Section 12.5
         Closing........................................................................Section 9.1
         Closing Date...................................................................Section 9.1
         Closing Date Balance Sheets....................................................Section 3.2(b)
         Closing Month Inventory........................................................Section 3.2(a)
         Closing Statement..............................................................Section 3.2(b)
         Components Purchase Agreement..................................................Section 6.9(b)(ii)
         Consolidated Financial Statements..............................................Section 4.7(a)
         COBRA Coverage.................................................................Section 7.4(b)
         Employee Benefit Plans.........................................................Section 7.5
         Environmental Consultant.......................................................Section 6.14
         Environmental Indemnity Agreement..............................................Section 9.2(m)
         Environmental Insurance Policy.................................................Section 6.14(b)
         Environmental Reviews..........................................................Section 6.14
         Estimated Compliance Costs.....................................................Section 6.14
         Estimated Environmental Claims.................................................Section 6.14
         Excluded Assets................................................................Section 2.2


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

         GE Mexico......................................................................Preamble
         GETS...........................................................................Preamble
         Immaterial Contract............................................................Section 4.11
         Indemnified Party..............................................................Section 12.4(a)
         Indemnifying Party.............................................................Section 12.4(a)
         Independent Accountant.........................................................Section 3.2(b)
         Interim Balance Sheets.........................................................Section 4.7(b)
         Interim Income Statements......................................................Section 4.7(d)
         IP Development and License Agreement...........................................Section 6.13
         Labor Laws.....................................................................Section 7.3(q)
         Leased Real Property...........................................................Section 4.5(b)
         Licenses.......................................................................Section 4.17
         March 2001 Balance Sheets......................................................Section 4.7(b)
         Material Contract..............................................................Section 4.11
         Notice.........................................................................Section 3.2(b)
         Non-Assignable Contracts.......................................................Section 2.3
         Owned Real Property............................................................Section 2.1(b)
         Party(ies).....................................................................Preamble
         Post-Closing Tax Period........................................................Section 8.2(b)
         Purchase Price.................................................................Section 3.1(b)
         Purchased Assets...............................................................Section 2.1
         Preceding Month Inventory......................................................Section 3.2(a)
         Real Property..................................................................Section 4.5
         Receivables....................................................................Section 4.16(a)
         Resolution Period..............................................................Section 3.2(b)
         Restricted Party(ies)..........................................................Section 6.9(a)
         Retained Subsidiary Liabilities................................................Section 2.6
         Seller(s)......................................................................Preamble
         Seller Agreements..............................................................Section 2.1(h)
         Seller Purchased Assets........................................................Section 2.1
         Seller Ancillary Documents.....................................................Section 4.3
         Seller Indemnified Parties.....................................................Section 12.3
         Seller Licensed Software.......................................................Section 4.14(a)
         Seller Losses..................................................................Section 12.3
         Seller Party(ies)..............................................................Preamble
         Seller Proprietary Software....................................................Section 4.14(a)
         Seller Software................................................................Section 4.14(a)
         Seller Trademarks and Tradenames...............................................Section 6.10
         Supply and Marketing Agreement.................................................Section 9.2(r)
         Surviving Representations......................................................Section 12.1
         St. Louis Assets...............................................................Section 6.15
         St. Louis Employees............................................................Section 6.15
         Termination Date...............................................................Section 11.1
         Threshold Amount...............................................................Section 10.2(a)
         Transitional Services..........................................................Section 6.12
         Transfer Taxes.................................................................Section 8.2(c)


         Transferred Employees..........................................................Section 7.4(a)
         Wabtec.........................................................................Preamble

                                  ARTICLE II.
                                PURCHASE AND SALE

         Section 2.1 AGREEMENT TO PURCHASE AND SELL. Subject to the terms and conditions of this Agreement and except as otherwise specifically provided in this Article II and Section 6.15 with respect to the St. Louis Assets, at the Closing Sellers will grant, sell, assign, transfer and deliver to Buyers, and Buyers will purchase and acquire from Sellers, free and clear of all Liens other than Permitted Liens, all right, title and interest of Sellers in and to (x) all of the Acquired Subsidiaries Shares and (y) all of the assets, properties, rights (contractual or otherwise) and business of every kind and description, wherever located, real, personal or mixed, tangible or intangible, owned or principally used by any Wabtec Group Member in connection with the Business, including without limitation: (I) those located at any of the Business Facilities that have not been disposed of in the ordinary course of business consistent with past practice prior to the Closing Date (all of which shall be deemed to be owned or principally used in connection with the Business); (II) those on the March 2001 Balance Sheets that have not been disposed of in the ordinary course of business consistent with past practice as permitted by this Agreement; (III) those of the same nature as those shown on the March 2001 Balance Sheets acquired after the date of the March 2001 Balance Sheets; and
(IV) those set forth on a representative basis below:

                  (a) Machinery, equipment (including, without limitation, computer hardware), tooling (including, without limitation, tooling located at supplier sites), parts, furniture, data and telephone equipment supplies, and other tangible personal property relating principally to the Business, including, without limitation, those listed on SCHEDULE 2.1(a), which have an individual original cost in excess of $25,000 (subject to additions thereto and dispositions thereof in the ordinary course of business consistent with past practices);

                  (b) The parcels of real property owned by Sellers, together with all appurtenant rights, licenses, easements, covenants, privileges, approvals and qualifications relating thereto and all buildings, structures and improvements thereon or affixed thereto, including fixtures constituting real property, listed on SCHEDULE 2.1(b) (the "Owned Real Property");

                  (c) Raw materials, component parts, production and non-production supplies, work-in-process and finished goods inventory and other inventory listed on the Business Balance Sheets, the Interim Balance Sheets and the Closing Date Balance Sheets, or any such inventory that should be (or should have been) listed on such balance sheets, including, without limitation, the inventory as of March 31, 2001 listed on SCHEDULE 2.1(c) (all of which is subject to additions thereto and dispositions thereof in the ordinary course of business consistent with past practices);

                  (d) Permits held by or issued to any Wabtec Group Member relating principally to the Business (to the extent the same are transferable), including, without limitation, the Permits listed on SCHEDULE 2.1(d);

                  (e) Intellectual Property Relating to the Business (excluding over-the-counter pre-packaged and accounting software that is not transferable), including as listed on SCHEDULE 2.1(e);

                  (f) Leases of equipment, computer hardware, machinery, vehicles or other tangible personal property relating principally to the Business to which any Wabtec Group Member is a party, including, without limitation, those listed on SCHEDULE 2.1(f);

                  (g) The leases of real property relating, together with all rights to all buildings, structures and improvements relating thereto, listed on
SCHEDULE 2.1(g) (the "Real Property Leases");

                  (h) All other contracts, agreements, contract rights, license agreements, franchise rights and agreements, policies, purchase and sales orders, quotations and executory commitments, instruments, third party guaranties, indemnifications, arrangements and understandings, whether oral or written, relating principally to the Business to which any Wabtec Group Member is a party (the "Seller Agreements"), including, without limitation, those listed on SCHEDULE 2.1(h);

                  (i) Accounts receivable and notes receivable, deposits, prepaid expenses and other miscellaneous tangible and intangible assets of Sellers relating principally to the Business, including, without limitation, those listed on SCHEDULE 2.1(i) (subject to increases or decreases therein in the ordinary course of business consistent with past practices);

                  (j) Causes of action, judgments, claims or demands of whatever kind or description (including, without limitation, those for any past or present infringement, misappropriation or breach of any rights) against any Person relating principally to the Business, including, without limitation, those listed on SCHEDULE 2.1(j), which have an individual value in excess of $50,000;

                  (k) Original copies of the charter documents, minute books, stock ledgers, Tax Returns, books of account and other constituent records relating to the corporate organization of each Acquired Subsidiary;

                  (l) Information, files, correspondence, records, data, plans, reports, contracts and recorded knowledge relating principally to the Business, including customer, supplier, and price and mailing lists; accounting or other books and records; and information and records related to the operation and maintenance of the Purchased Assets, including the Real Property, all in whatever media retained or stored, including, without limitation, computer programs and disks; and

                  (m) Goodwill Relating to the Business.

(Such assets, properties, rights and business (including those owned by the Acquired Subsidiaries) described in this Section 2.1 are collectively referred to herein as the "Purchased Assets." The Purchased Assets owned, held or used by any Acquired Subsidiary are collectively referred to herein as the "Acquired Subsidiary Assets."

         The Purchased Assets other than the Acquired Subsidiary Assets are collectively referred to herein as the "Seller Purchased Assets.") The Seller Parties shall be deemed to have conveyed the Acquired Subsidiary Assets to Buyers as required by this Section 2.1 through the transfer by Sellers to Buyers of the Acquired Subsidiary Shares at the Closing as provided in Article IX.

         Section 2.2 EXCLUDED ASSETS. Notwithstanding anything to the contrary set forth in this Agreement, the Purchased Assets do not include the following assets (collectively, the "Excluded Assets"):

                  (a) any cash, cash equivalents or marketable securities and all rights to any bank accounts;

                  (b) all ownership and other rights with respect to the Seller Benefit Plans other than any Assumed Collective Bargaining Agreement;

                  (c) any Permit that by its terms is not transferable to Buyers;

                  (d) any accounts receivable from any Wabtec Group Member or any other inter-company receivables;

                  (e) the charter documents, minute books, stock ledgers, Tax Returns, books of account and other constituent records relating to the corporate organization of each Seller;

                  (f) any Purchased Assets sold or otherwise disposed of in the ordinary course of business and not in breach of any provision of this Agreement during the period from the date hereof until the Closing;

                  (g) the rights that accrue to Sellers under this Agreement;

                  (h) the Seller Parties' interest in the real property and buildings located at the Boise, Idaho and St. Louis, Missouri facilities, and any other interest in real property other than that listed on SCHEDULE 2.1(b) or on SCHEDULE 2.1(g);

                  (i) any over-the-counter pre-packaged or accounting software to the extent not transferable under applicable license agreements; and

                  (j) subject to Section 6.10, the trade names "Motive Power" and "MPI" and all uses thereof; and

                  (k) those assets, properties and rights set forth on SCHEDULE 2.2.

         Section 2.3 NON-ASSIGNABLE CONTRACTS. To the extent that third party consents relating to any Seller Agreement have not been obtained by Sellers as of the Closing, Sellers shall, during the remaining term of such Seller Agreements (the "Non-Assignable Contracts"), use commercially reasonable efforts to (a) obtain the consent of the applicable third party, (b) make the benefit of such Non-Assignable Contracts available to Buyers so long as Buyers fully cooperate with Sellers and promptly reimburse Sellers for all payments made by Sellers in connection therewith and indemnify Sellers with respect thereto, and
(c) enforce at the request of Buyers and at the expense and for the account of Buyers, any rights of Sellers arising from such

Non-Assignable Contracts against the other party or parties thereto (including the right to elect or terminate any such Non-Assignable Contract in accordance with the terms thereof). Sellers will not take any action or suffer any omission which would limit or restrict or terminate in any material respect the benefits to Buyers of such Non-Assignable Contracts unless, in good faith and after consultation with and prior written notice to Buyers, Sellers are ordered orally or in writing to do so by a Governmental Entity of competent jurisdiction or Sellers are otherwise required to do so by law; provided that if any such order is appealable, Sellers will take such actions as are requested by Buyers at the expense of Buyers to file and pursue such appeal and to obtain a stay of such order. With respect to any Non-Assignable Contract as to which the necessary approval or consent for the assignment or transfer to Buyers is obtained following the Closing, Sellers shall transfer such Non-Assignable Contract to Buyers by execution and delivery of an instrument of conveyance reasonably satisfactory to Buyers and Sellers within ten (10) business days following receipt of such approval or consent. Notwithstanding the foregoing, Sellers shall not be indemnified to the extent of any losses which result from (i) Sellers' failure to take any lawful action in accordance with Buyers' reasonable instructions or (ii) Sellers' gross negligence or willful misconduct.

         Section 2.4 ASSUMPTION OF CERTAIN LIABILITIES. Subject to Section 2.5, Buyers shall assume and agree to pay, discharge or perform, as appropriate, (a) the liabilities and obligations of the Seller Parties arising under the Material Contracts and Immaterial Contracts, to the extent such contracts are assigned to Buyers (or Buyers are provided the benefits thereof) and (b) all other liabilities and obligations of Sellers of any nature, or claims of such liability or obligation, matured or unmatured, liquidated or unliquidated, fixed or contingent, or known or unknown, principally relating to the Business (but excluding any Excluded Liabilities) (collectively, the "Assumed Liabilities").

         Section 2.5 LIABILITIES NOT ASSUMED.

                  (a) Notwithstanding the provisions of Section 2.4, Buyers shall not assume or otherwise be responsible for any of the following liabilities or obligations of any nature (including claims of such liabilities or obligations, matured or unmatured, liquidated or unliquidated, fixed or contingent, or known or unknown) of any Seller or other Wabtec Group Member (collectively, the "Excluded Liabilities"):

                      (i) for any indebtedness for borrowed money, including any interest or penalties accrued thereon;

                      (ii) for any income Taxes relating to any Tax Period, except for such Taxes properly accrued on the Closing Date Balance Sheets;

                      (iii) to any Wabtec Group Member or any other inter-company payables;

                      (iv) to any former or current shareholder or director of any Wabtec Group Member;

                      (v) relating to, resulting from or arising under any Action relating to asbestos-containing gaskets allegedly manufactured or distributed by any Wabtec Group Member (including, without limitation, those disclosed on SCHEDULE 4.9);

                      (vi) except for the Employee Benefit Plans of the Acquired Subsidiaries, relating to, resulting from or arising under any Seller Benefit Plan other than any Assumed Collective Bargaining Agreement;

                      (vii) relating to, resulting from or arising from the Seller Parties' obligations under this Agreement or any Seller Ancillary Document;

                      (viii) incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby and any fees and expenses of counsel, accountants, brokers, financial advisors or other experts of the Seller Parties; and

                      (ix) any liability for Pennsylvania use taxes of the Motor Coils operations.

                  (b) Sellers shall be responsible for the satisfaction of all of the Excluded Liabilities.

         Section 2.6 ACQUIRED SUBSIDIARY LIABILITIES. At the Closing and subject to the terms and conditions of this Agreement, Wabtec shall assume and become primarily responsible for the following liabilities and obligations of any nature (including claims of such liabilities or obligations, matured or unmatured, liquidated or unliquidated, fixed or contingent, or known or unknown) of the Acquired Subsidiaries:

                  (a) for any indebtedness for borrowed money, including any interest or penalties accrued thereon, except indebtedness for borrowed money under a line of credit in an aggregate amount not to exceed 2 million Mexican pesos;

                  (b) for any income Taxes relating to any Tax Period, except for such Taxes properly accrued on the Closing Date Balance Sheets;

                  (c) to any Wabtec Group Member or any other inter-company payables;

                  (d) to any former or current shareholder or director of any Wabtec Group Member;

                  (e) relating to, resulting from or arising under any Action relating to asbestos-containing gaskets allegedly manufactured or distributed by any Wabtec Group Member (including, without limitation, those disclosed on SCHEDULE 4.9);

                  (f) relating to, resulting from or arising from the Seller Parties' obligations under this Agreement or any Seller Ancillary Document; and

                  (g) incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby and any fees and expenses of counsel, accountants, brokers, financial advisors or other experts of the Seller Parties.

(The Acquired Subsidiary Liabilities assumed by Wabtec pursuant to this Section
2.6 are collectively referred to herein as the "Retained Subsidiary Liabilities.") Sellers shall be responsible for the satisfaction of all Retained Subsidiary Liabilities.

                                  ARTICLE III.
                    PURCHASE PRICE; ADJUSTMENTS; ALLOCATIONS

Section 3.1 CONSIDERATION. Upon the terms and subject to the conditions set forth in this Agreement, in consideration for the sale by the Seller Parties to Buyers of the Purchased Assets and the representations, warranties and covenants made by Seller Parties to Buyers, at the Closing:

                  (a) Buyers shall assume or cause to be paid at the Closing the Assumed Liabilities as provided in Section 2.4 of this Agreement; and

                  (b) Subject to adjustment pursuant to Section 6.14, GETS (or its nominee) shall pay to Wabtec (or its nominee) an amount equal to $240,000,000 (the "Purchase Price") by wire transfer of immediately available funds to a bank account (or multiple accounts) designated by Wabtec in writing at least three (3) business days prior to the Closing Date.

         Section 3.2  POST-CLOSING ADJUSTMENT.

                  (a) During the period between the date hereof and the Closing, Wabtec and GETS will periodically discuss when, and on what day of the month, the Closing is likely to occur. If the Parties determine that the Closing will occur between the first and the fifteenth day of a month, which determination will be made no later than two weeks prior to the end of the month preceding the month in which the Parties believe the Closing will occur (the "Preceding Month"), Wabtec shall perform a physical inventory as of the first day after the end of the Preceding Month (the "Preceding Month Inventory"). If the Parties determine that the Closing will occur after the fifteenth day of a month, or if a Preceding Month Inventory is not taken, (i) the Closing shall take place on the last day of the month in which the conditions set forth in Article X are satisfied or waived and (ii) Wabtec shall perform a physical inventory as of the first day after the end of such month (the "Closing Month Inventory"). GETS and its public accountants shall be entitled to observe the taking of the Preceding Month Inventory or Closing Month Inventory, as the case may be.

                  (b) If the Closing occurs prior to 12:00 a.m. on the sixteenth day of a month, the date of the Closing Date Balance Sheets shall be the last day of month preceding the month during which the Closing occurs. Otherwise, the date of the Closing Date Balance Sheets shall be the Closing Date. At the Closing (or within ten (10) business days after the date of the Closing Date Balance Sheets, if later than the Closing Date), Wabtec (or its independent public accountant) shall deliver to GETS: (x) a balance sheet for each Division of the Business as of the date determined above (the "Closing Date Balance Sheets"), (y) an accompanying closing statement (the "Closing Statement") reasonably detailing Sellers' determination of the Closing Date Net Worth and (z) if the Closing occurs on or prior to 12:00 a.m. on the sixteenth day of a month, a statement of daily cash flow of each Division of the Business for the period commencing on the first day of such month and ending on the Closing Date (the "Cash Flow Statement"). The Cash Flow Statement, if any, shall be subject to verification and audit by GETS and its independent public accountant for a period of ten (10) business days after its delivery. The Closing Date Balance Sheets shall be: (i) prepared as if they were year-end balance sheets (including typical year-end adjustments customarily made by Seller Relating to the Business); (ii) prepared in accordance with GAAP, applied on a basis consistent with that used to prepare the Business Balance Sheets and the Interim Balance Sheets; and (iii) in a format identical to and in a manner consistent with the Business Balance Sheets and the Interim Balance Sheets. The accounting procedures used to prepare the Closing Date Balance Sheets shall include the results of the Preceding Month Inventory or the Closing Month Inventory, as the case may be. Any shortages or shrinkages resulting from such physical inventory shall be applied first to any shrinkage reserve previously recorded in the financial statements immediately preceding the prior reporting period. The results of such physical inventory shall be used to determine the inventory balances, and in valuing the inventory, Wabtec costs shall be used. Prior to delivery of the Closing Date Balance Sheets, GETS and its accountants shall be permitted to discuss with Wabtec and its accountants the proposed Closing Date Balance Sheets and the Cash Flow Statement (if any), and GETS and its accountants shall have full access upon reasonable notice at all reasonable times during normal business hours to the work papers and supporting records of Wabtec relating to the preparation of the Closing Date Balance Sheets and the Cash Flow Statement (if any), so as to permit GETS and its accountants to make copies of such work papers and supporting records and to allow GETS to become informed concerning all matters relating to such preparation and the accounting procedures, methods, tests and approaches being utilized in connection therewith. GETS must, within thirty (30) days after its receipt of the Closing Date Balance Sheets, the Closing Statement, and the Cash Flow Statement (if its delivery is required), give written notice (the "Notice") to Wabtec specifying in reasonable detail GETS' objections, if any, with respect thereto. If GETS does not timely deliver the Notice, Wabtec's determination of the Closing Date Balance Sheets, the Cash Flow Statement (if any) and the Closing Date Net Worth shall be final, binding and conclusive on the Parties. With respect to any disputed amounts, GETS and Wabtec shall negotiate in good faith during the ten (10) business day period (the "Resolution Period") after the date of Wabtec's receipt of the Notice to resolve any such disputes. If GETS and Wabtec are unable to resolve any such dispute within the Resolution Period, then within five (5) business days after the expiration of the Resolution Period, all unresolved disputes shall be submitted to the New York, New York office of PricewaterhouseCoopers LLP (the "Independent Accountant"), who shall be engaged to provide a final and conclusive resolution of all unresolved disputes within fifteen (15) business days after such engagement. The determination of the Independent Accountant shall be final, binding and conclusive on GETS and Wabtec, and the fees and expenses of the Independent Accountant shall be borne equally by GETS and Wabtec.

                  (c) If the Closing Date Net Worth as finally determined pursuant to Section 3.2(b) is less than the Benchmark Net Worth by more than $5,000,000, Wabtec shall pay to GETS the amount by which the difference between the Closing Date Net Worth and the Benchmark Net Worth exceeds $5,000,000. If the Cash Flow Statement is required to be delivered pursuant to Section 3.2(b), then (i) if the Cash Flow Statement reflects that the cash receipts of the Business exceeded the cash disbursements for the period beginning on the first day following the end of the Preceding Month and ending on the Closing, then Wabtec shall remit to GETS the amount of such excess, or
(ii) if the Cash Flow Statement reflects that the cash disbursements of the Business exceeded the cash receipts for the period beginning on the first day following the end of the Preceding Month and ending on the Closing, GETS shall remit to Wabtec the amount of such deficit. All payments required pursuant to this Section 3.2(c) shall be made within five (5) business days after final determination of the Closing Date Balance Sheets and the Cash Flow Statements (if required to be delivered) pursuant to Section 3.2(b).

         Section 3.3 PURCHASE PRICE ALLOCATION. The Parties hereby agree that the Purchase Price, the amount of the Assumed Liabilities and the covenant not to compete set forth in Section 6.9 shall be allocated for purposes of this Agreement and for federal, state, local and foreign Tax purposes as set forth on
SCHEDULE 3.3. The Parties shall file all federal, state, local and foreign Tax Returns, including Internal Revenue Form 8594, in accordance with the allocation set forth on SCHEDULE 3.3.

                                  ARTICLE IV.
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Each Seller jointly and severally represents and warrants to Buyers as follows:

         Section 4.1 ORGANIZATION. SCHEDULE A contains a true and correct list of each Seller, indicating the type of entity it is, the jurisdiction in which it was formed or incorporated, and each jurisdiction in which it is qualified or registered to do business as a foreign entity. Each Seller Party has been duly formed and is validly existing under the laws of the jurisdiction in which it was formed or incorporated and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Seller Party is duly qualified or registered as a foreign corporation to transact business under the Applicable Law of each jurisdiction where the character of its activities or the location of the properties owned or leased by it requires such qualification or registration, except where the failure to be so qualified would not be material. No Acquired Subsidiary owns, directly or indirectly, any equity or other ownership interest in any Person, and no Acquired Subsidiary is subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Person. No Acquired Subsidiary currently conducts, or has conducted in the past five years, any businesses other than the Business.

         Section 4.2 CAPITALIZATION OF THE ACQUIRED SUBSIDIARIES. SCHEDULE B sets forth for each Acquired Subsidiary (a) its name and jurisdiction of incorporation, (b) the number of authorized shares of each class of its capital stock, (c) the number of issued and outstanding shares of each class of its capital stock, (d) the number of shares of its capital stock held in treasury,
(e) all of its directors and officers, and (f) each jurisdiction in which it is qualified or registered to do business as a foreign entity. The issuance and sale of all of the shares of capital stock of the Acquired Subsidiaries, including the Acquired Subsidiary Shares, have been in material compliance with all Applicable Law. All of the Acquired Subsidiary Shares are duly authorized, validly issued, fully paid and nonassessable. SCHEDULE B sets forth each holder, of record and beneficially, of all of the Acquired Subsidiary Shares. All Acquired Subsidiary Shares are held free and clear of any restrictions on transfer (other than restrictions under the securities laws of the United States), Taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims and demands. There are no outstanding securities convertible into or exchangeable for capital stock or voting securities of any Acquired Subsidiary, and no options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, other contracts or commitments (other than this Agreement) or Applicable Law, that could require any Seller or their Affiliates (including the Acquired Subsidiaries) to issue, sell, transfer, or otherwise dispose of any capital stock of any of the Acquired Subsidiaries or that could require any Acquired Subsidiary to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to any Acquisition Subsidiary. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Acquired Subsidiary. Upon the deliveries made at the Closing, Buyers will become the owner of all right, title and interest in and to Acquired Subsidiary Shares free and clear of all Liens, except for restrictions imposed by the securities laws of the United States.

         Section 4.3 AUTHORIZATION. Each Seller Party has full power and authority to execute and deliver this Agreement and any other certificate, agreement, document or other instrument to be executed and delivered by it in connection with the transactions contemplated by this Agreement (collectively, the "Seller Ancillary Documents") and to perform its obligations under this Agreement and the applicable Seller Ancillary Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the applicable Seller Ancillary Documents by each Seller Party, the performance by such Person of its obligations hereunder and thereunder, and the consummation of the transactions provided for herein and therein have been duly and validly authorized by all necessary board and shareholder action on the part of such Person. No vote of the shareholders of Wabtec is required with respect to the consummation of the transactions provided for herein. This Agreement has been, and the applicable Seller Ancillary Documents will be as of the Closing, duly executed and delivered by each Seller Party and do (and will) constitute the valid and binding agreements of such Person, enforceable against it in accordance with their respective terms.

         Section 4.4 ABSENCE OF RESTRICTIONS AND CONFLICTS. The execution, delivery and performance of this Agreement and the Seller Ancillary Documents, the consummation of the transactions provided for herein and therein, and the fulfillment of and compliance with the terms and conditions hereof and thereof do not (or will not), with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any benefit under, permit the acceleration of any obligation under or create in any party the right to terminate, modify or cancel (a) any term or provision of the charter documents of any Seller Party, (b) except as indicated on SCHEDULE 2.1(h), any Material Contract, (c) any judgment, decree or order of any Governmental Entity to which any Seller Party is a party or by which any Seller Party, the Business or the Purchased Assets are bound; or (d) any material Permit or Applicable Law applicable to any Seller Party, the Business or the Purchased Assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required with respect to any Seller Party in connection with the execution, delivery or performance of this Agreement and the Seller Ancillary Documents or the consummation of the transactions provided for herein and therein, except as required by the Antitrust Acts.

         Section 4.5  REAL PROPERTY.

                  (a) The Owned Real Property, as listed on SCHEDULE 2.1(b), constitutes all parcels of real property used primarily in connection with the Business and owned by any Wabtec Group Member, except for the facilities located in Boise, Idaho and St. Louis, Missouri. Sellers have good and marketable fee simple title to each parcel of Owned Real Property free and clear of all Liens other than Permitted Liens. No Acquired Subsidiary owns any parcels of real property.

                  (b) Set forth on SCHEDULE 2.1(g) is a complete and accurate list of all parcels of real property, together with all buildings, structures and improvements relating thereto, used in connection with the Business and leased by any Wabtec Group Member (the "Leased Real Property" and together with the Owned Real Property, the "Real Property"). Each Seller Party that leases Leased Real Property has a valid leasehold interest in its Leased Real Property, free and clear of any Liens other than Permitted Liens. Each such lease is legal, valid, binding and enforceable in accordance with its respective terms with respect to each Seller Party that is a party thereto and, to the Knowledge of the Seller Parties, each other party thereto. There are no existing material defaults or breaches of any Seller Party under any such lease (or events or conditions which, with notice or lapse of time or both would constitute a default or breach) and, to the Knowledge of the Seller Parties, there are no such defaults (or events or conditions which, with any notice or lapse of time or both, would constitute a default or breach) with respect to any other party to any such lease.

                  (c) Sellers have received no written notice that any material portion of the Real Property, or any of the plants, buildings, structures and other improvements located thereon, violates any Applicable Law, including those relating to zoning, building, land use, the Environment, health and safety, fire, air, sanitation and noise control.

                  (d) All of the Real Property is in the possession or control of one or more Seller Party and no other Person is entitled to possession (other than a lessor of any Leased Property) of any such properties. There are no leases, subleases or licenses granting to any third party the right of use or occupancy of any portion of any Real Property. There are no outstanding options or rights of first refusal to purchase the Owned Real Property or any portion thereof or interest therein.

                  (e) The plants, buildings and structures located on the Real Property currently have access to water supply, storm and sanitary sewer facilities, telephone, gas and electrical connections, fire protection, drainage and other public utilities, in each case as is necessary for the conduct of the Business as it is presently conducted. To Knowledge of the Seller Parties, such plants, building and structures are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, and are structurally sound. There are no condemnation or appropriation or similar proceedings pending or, to the Knowledge of the Seller Parties, threatened against any of the Real Property.

         Section 4.6 TITLE TO AND SUFFICIENCY OF ASSETS.

                  (a) Except as set forth in SCHEDULE 4.6(a), (i) Sellers own and have (and will convey at Closing) good and marketable title to all of the Seller Purchased Assets, free and clear of any Liens except for Permitted Liens, and (ii) the Acquired Subsidiaries own, and have good title and marketable title to, all of the Acquired Subsidiary Assets, free and clear of any Liens except for Permitted Liens.

                  (b) The Purchased Assets constitute all of the assets necessary and sufficient to conduct the operations of the Business as presently conducted by the Seller Parties. No Person other than a Seller Party owns any equipment, computer hardware, machinery, vehicles or other tangible personal property or assets situated on the premises of such Seller Party that are necessary to the operation of the Business, except for such assets that are leased by such Seller Party.

                  (c) Since December 31, 2000, no Seller Party has sold, transferred or disposed of any assets of the Business, other than in the ordinary course of business consistent with past practice.

         Section 4.7  FINANCIAL STATEMENTS.

                  (a) Wabtec has furnished to GETS an unaudited balance sheet as of December 31, 2000 and 1999 for each Division of the Business (the "Business Balance Sheets"). The Business Balance Sheets (i) have been prepared from and are in accordance with the books and records of the Seller Parties, (ii) have been prepared in conformity with GAAP (excluding footnotes and statements of shareholders' equity and cash flows), (iii) have been prepared in a manner consistent with the balance sheets included with the audited consolidated financial statements of Wabtec and its subsidiaries as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended (the "Consolidated Financial Statements"), which includes any applicable year-end adjustments, (iv) are true, correct and complete in all material respects, and (v) fairly present in all material respects the financial condition of each Division of the Business as operated by the Seller Parties as of the date stated.

                  (b) The (A) balance sheets for each Division of the Business as of March 31, 2001 (the "March 2001 Balance Sheets"), which Seller has furnished to Buyer, and (B) when delivered in accordance with Section 6.4, the quarterly balance sheets for each Division of the Business as of the dates stated, (collectively, including the March 2001 Balance Sheets, the "Interim Balance Sheets"): (i) have been (or will be) prepared from and in accordance with the books and records of the Seller Parties, (ii) have been (or will be) prepared in conformity with GAAP (excluding footnotes and statements of shareholders' equity and cash flows) applied on a basis consistent with that used in the Business Balance Sheets, (ii) have been (or will be) prepared in a format consistent with the Business Balance Sheets, (iii) are (or will be) true, correct and complete in all material respects, (iv) fairly present (or will fairly present) in all material respects the financial condition of each Division of the Business as operated by the Seller Parties as of such dates, and
(v) exclude the items specifically excluded in the definition of Benchmark Net Worth.

                  (c) Wabtec has furnished to GETS an unaudited statement of income for the fiscal year ended on December 31, 2000 for each Division of the Business (the "Business Income Statements"). The Business Income Statements (i) have been prepared from and are in accordance with the books and records of the Seller Parties, (ii) have been prepared in conformity with GAAP (excluding footnotes and statements of shareholders' equity and cash flows), (iii) have been prepared in a manner consistent with the Consolidated Financial Statements, which includes any applicable year-end adjustments, (iv) are true, correct and complete in all material respects, and (v) fairly present in all material respects the results of operations of each Division of the Business as operated by the Seller Parties for the year then ended. There are no non-recurring gains (including, but not limited to, gains from dispositions of assets not in the ordinary course of business) included in the Business Income Statements in excess of $250,000 individually or $1,000,000 in the aggregate.

                  (d) The (A) statement of income for each Division of the Business for the quarter ended March 31, 2001, which Seller has furnished to Buyer, and (B) when delivered in accordance with Section 6.4, the quarterly statements of income for each Division of the Business for the quarters ending as of the dates stated (collectively, the "Interim Income Statements"): (i) have been (or will be) prepared from and in accordance with the books and records of the Seller Parties, (ii) have been (or will be) prepared in conformity with GAAP (excluding footnotes and statements of shareholders' equity and cash flows) applied on a basis consistent with that used in the Business Income Statements,
(iii) have been (or will be) prepared in a format consistent with the Business Income Statements, (iv) are (or will be) true, correct and complete in all material respects, and (v) fairly present (or will present) in all material respects the results of operations of each Division of the Business as operated by the Seller Parties for the periods then ended. There are no non-recurring gains (including, but not limited to, gains from dispositions of assets not in the ordinary course of business) included in the Interim Income Statements in excess of $250,000 individually or $1,000,000 in the aggregate.

                  (e) The representations set forth in clauses (c) and (d) above do not include any effect on the statements of income furnished to Buyer which may occur from an adjustment of a balance sheet item or a breach of any other representation or warranty of the Seller Parties in this Agreement.

         Section 4.8 ABSENCE OF CERTAIN CHANGES. Since December 31, 2000, and except as set forth in SCHEDULE 4.8, there has not been (a) any event, occurrence, development or state of circumstances or facts which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Business, other than those primarily resulting from or arising in connection with events or occurrences that affect the U.S. or Mexican economies generally or the industry in which the Business operates generally, or
(b) any damage, destruction, loss or casualty to property or assets used in the Business with a value in excess of $250,000 individually or $1,000,000 in the aggregate, whether or not covered by insurance.

         Section 4.9 LEGAL PROCEEDINGS. Except as set forth in SCHEDULE 4.9, there is no suit, claim, action, proceeding or investigation affecting the Business (an "Action") pending or, to the Knowledge of the Seller Parties, threatened against any Seller Party or any of their respective officers or directors. No Seller Party is subject to any outstanding order, writ, injunction or decree.

         Section 4.10 COMPLIANCE WITH LAW. To the Knowledge of the Seller Parties, except as set forth on SCHEDULE 4.10, each Seller Party is in material compliance with all Applicable Law applicable to the Business. Except as set forth in SCHEDULE 4.10 and to the Knowledge of the Seller Parties, (i) no Seller Party has been charged with and, to the Knowledge of the Seller Parties, is not now under investigation with respect to a material violation of any Applicable Law applicable to the Business, (ii) no Seller Party is a party to or bound by any order, judgment, decree or award of any Governmental Entity applicable to the Business, and (iii) each Seller Party has filed all material reports and has all material Permits issued in connection with the Business required to be filed with any Governmental Entity or obtained in connection with the Business.

         Section 4.11  MATERIAL CONTRACTS.

                  (a) SCHEDULE 2.1(h) sets forth a true and correct list of Seller Agreements that fall within any of the following categories:

                      (i) all, bonds, indentures, mortgages, promissory notes, loan agreements, guarantees, letters of credit or other agreements, instruments or commitments for the borrowing or the lending of money in an amount in excess of $500,000, or providing for the creation of any material Lien upon any of the Purchased Assets;

                      (ii) all leases (as lessor or lessee) or licenses (as licensor or licensee) of any property or assets (whether real, personal or mixed, tangible or intangible) involving an annual commitment or payment of more than $500,000 individually by any Seller Party;

                      (iii) Seller Agreements that, after the Closing, would have the effect of limiting the freedom of Buyers or the Acquired Subsidiaries to compete in any line of business in any geographic area or to hire any individual or group of individuals, including any Seller Agreements with distributors granting any exclusive rights;

                      (iv) joint venture, partnership, operating and similar Seller Agreements;

                      (v) all franchising and licensing agreements and all other agreements relating to Seller Intellectual Property (excluding those relating to over-the-counter pre-packaged and accounting software);

                      (vi) any Seller Agreement for capital expenditures or the acquisition or construction of fixed assets requiring the payment by any Seller Party of an amount in excess of $100,000;

                      (vii) any Seller Agreement that provides for an increased payment or benefit in excess of $100,000, or accelerated vesting of rights, upon the execution of this Agreement or in connection with the transactions contemplated hereby;

                      (viii) any Seller Agreement granting any Person a Lien on all or any part of any of the Purchased Assets with an original purchase price in excess of $50,000;

                      (ix) any Seller Agreement for the cleanup or abatement in connection with any Hazardous Materials, the remediation of any existing environmental condition or relating to the performance of any environmental audit or study;

                      (x) any Seller Agreement granting to any Person an option or a first refusal, first offer or similar preferential right to purchase or acquire any Purchased Assets with an original purchase price in excess of $100,000;

                      (xi) any material Seller Agreement that has a remaining duration of more than twelve (12) months that is a fixed price or other risk sharing agreement with a customer not cancelable by any Seller Party (without premium or penalty) upon no more than thirty (30) days notice;

                      (xii) any Seller Agreement with any agent, distributor or representative that is not cancelable by any Seller Party (without premium or penalty) upon no more than thirty (30) days notice;

                      (xiii) any Seller Agreement for the granting or receiving of a license, sublicense or cross-license or under which any Person is obligated to pay or has the right to receive a royalty, license fee or similar payment in excess of $500,000;

                      (xiv) any Seller Agreement with a labor organization;

                      (xv) any Seller Agreement providing for the indemnification or holding harmless of any officer, director, employee or any other Person outside of the ordinary course of business;

                      (xvi) any Seller Agreement providing for "earn-outs" or other contingent payments in excess of $50,000;

                      (xvii) any Seller Agreement that contains minimum purchase conditions or requirements or other terms that restrict or limit the purchasing relationships of any Seller Party or any customer thereof;

                      (xviii) any Seller Agreement with any customer for the provision of goods or services by any Seller Party involving payments of more than $2,000,000 over its term;

                      (xix) any outstanding power of attorney empowering any Person to act on behalf of any Acquired Subsidiary; and

                      (xx) all other existing written contracts (other than those described in the foregoing subparagraphs of this Section 4.11(a)) by which any of the Purchased Assets or any Acquired Subsidiary are bound that involve an annual commitment or annual payment to or from any Seller Party of more than $500,000 individually or that are otherwise material to the Business.

(The Seller Agreements listed on SCHEDULE 2.1(h) are collectively referred to herein as the "Material Contracts." The Seller Agreements that are not required to be disclosed on SCHEDULE 2.1(h) pursuant to this Section 4.11(a) are collectively referred to herein as the "Immaterial Contracts.")

                  (b) Each Material Contract is legal, valid, binding and enforceable in accordance with its respective terms with respect to each Seller Party that is a party thereto and, to the Knowledge of the Seller Parties, each other party thereto. There are no existing material defaults or breaches of any Seller Party under any Material Contract (or events or conditions which, with notice or lapse of time or both would constitute a default or breach) and, to the Knowledge of the Seller Parties, there are no such defaults (or events or conditions which, with any notice or lapse of time or both, would constitute a default or breach) with respect to any other party to any Material Contract. No Seller Party is participating in any discussions or negotiations with any third party regarding material modification of or amendment to any Material Contract or entering into any new contract outside of the ordinary course of business that binds the Business, the Purchased Assets or any Acquired Subsidiary that if already entered into as of the date hereof would be required to have been listed on SCHEDULE 2.1(h). SCHEDULE 2.1(h) identifies with an asterisk each Material Contract set forth therein that requires the consent of or notice to any other party to avoid any breach, default or violation thereof in connection with the transactions contemplated hereby, including the assignment of such Material Contract to Buyers, if applicable. There are no contracts, agreements or understandings that are material to the Business other than the Material Contracts.

                  Section 4.12 INSURANCE POLICIES. Each Seller Party maintains insurance with reputable insurers for the business and assets of any Seller Party against all risks normally insured against, and in amounts normally carried, by corporations of similar size engaged in similar lines of business and such coverage is sufficient. All insurance policies and bonds covering the Business or the Purchased Assets are in full force and effect and will be maintained by the applicable Seller Party in full force and effect as they apply to any matter, action or event relating to such Seller Party occurring through the Closing. There is no claim by any Seller Party pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights. All premiums payable under all such policies and bonds have been timely paid and each Seller Party has otherwise complied fully with the terms and conditions of all such policies and bonds. To the Knowledge of the Seller Parties, there is no threatened termination of, premium increase with respect to, or material alteration of coverage under, any of such policies or bonds.

                  Section 4.13 ENVIRONMENTAL, HEALTH AND SAFETY MATTERS. Except as set forth in SCHEDULE 4.13, with respect to the Business, the Acquired Subsidiaries and the Purchased Assets

(for purposes of this Section, the term "Seller Party" includes any Person that was, in whole or in part, an immediate predecessor to any Seller Party with respect to the Business):

                  (a) Each Seller Party possesses, and is in compliance with, all material Permits relating to the Business and has filed all notices that are required under applicable Environmental Law relating to the Business, and each Seller Party is in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law relating to the Business.

                  (b) No Seller Party has received notice of actual or threatened liability relating to the Purchased Assets under CERCLA or any other applicable Environmental Law from any Governmental Entity or any other Person and, to the Knowledge of the Seller Parties, there are no facts or circumstances that could form the basis for the assertion of any claim relating to the Purchased Assets against any Seller Party under any applicable Environmental Law including, without limitation, CERCLA or any similar local, state or foreign law with respect to any on-site or off-site location.

                  (c) No Seller Party has entered into or agreed to enter into, and no Seller Party currently intends to enter into, any consent decree or order relating to the Business, and no Seller Party is subject to any judgment, decree or judicial or administrative order relating to compliance with, or the cleanup of Hazardous Materials relating to the Business under, any applicable Environmental Law.

                  (d) No notice, notification, demand, request for information, citation, summons or order for an administrative or judicial proceeding relating to the Business has been received by any Seller Party; and no complaint has been filed, no penalty has been assessed and no Action is pending against or, to the Knowledge of the Seller Parties, threatened by any Governmental Entity or other Person against any Seller Party arising out of any applicable Environmental Law.

                  (e) No Seller Party is subject to any claim, obligation, liability, loss, damage or expense of whatever kind or nature, contingent or otherwise, incurred or imposed or based upon any provision of any applicable Environmental Law or arising out of any act or omission of any Seller Party, or their employees, agents or representatives or arising out of the ownership, use, control or operation by any Seller Party of any plant, facility, site, area or property (including, without limitation, any plant, facility, site, area or property currently or previously owned or leased by any Seller Party or any waste disposal site not owned, leased or operated by a Seller Party) from which any Hazardous Materials were Released into the Environment, and there are no events, conditions, situations or set of circumstances of which any Seller Party is aware that could reasonably be expected to result in or be the basis for any such liability.

                  (f) No polychlorinated biphenyls, lead (except for paint), asbestos-containing material (except for non-friable materials), incinerator, sump, surface impoundment, lagoon, landfill, septic, wastewater treatment or other disposal system or underground storage tank (active or inactive) is or has been present at, on or under any Real Property or in any Purchased Asset currently owned, leased or operated by any Seller Party.

                  (g) No Seller Party has imported, manufactured, stored, used, operated, transported, treated or disposed of any Hazardous Materials other than in compliance with all applicable Environmental Law.

                  (h) There has been no environmental investigation, study, audit, test, review or other analysis conducted of which any Seller Party has Knowledge in relation to any Purchased Asset, Real Property or any other property or facility now or previously owned or leased by any Seller Party that has not been made available to GETS.

         Section 4.14  INTELLECTUAL PROPERTY; SOFTWARE.

                  (a) Set forth on SCHEDULE 2.1(e) is a true and correct list of registered copyrights, tradenames, trademarks, trade secrets, service marks, domain names, invention disclosures, know how, patents (and applications therefore) and software used in the Business and being transferred to the Buyers ("Seller Intellectual Property"). SCHEDULE 2.1(e) indicates each jurisdiction in which such Seller Intellectual Property is registered, if any. The Seller Intellectual Property set forth on SCHEDULE 2.1(e), together with the Intellectual Property listed on SCHEDULE 4.14(a), constitutes all the Intellectual Property used in connection with the operation of the Business as presently conducted. To the Knowledge of the Seller Parties, no Intellectual Property other than the Intellectual Property set forth on SCHEDULE 2.1(e) and
SCHEDULE 4.14(a) is necessary for Buyers to operate the Business in substantially the same manner as the Business is presently conducted.

                  (b) Except as set forth in SCHEDULE 4.14(b): (i) the Seller Parties own the entire right, title and interest in and to, and have the right to use, free and clear of any Liens, the Seller Intellectual Property, and such Seller Parties have the exclusive right to bring Actions for any infringement thereof; (ii) all of the patents, trademark registrations, service mark registrations, tradename registrations, domain name registrations, design right registrations, and copyright registrations included in the Seller Intellectual Property are enforceable and in good standing with the respective Governmental Entity with which it is registered; (iii) with respect to the operation of the Business, no Person has asserted, nor does any Seller Party have any Knowledge that, any Seller Party or a licensee of a Seller Party is infringing or has infringed any domestic or foreign patent, trademark, service mark, tradename, copyright, domain name right or design right, or has misappropriated or improperly used or disclosed any Trade Secret, Confidential Information or know-how; (iv) all working requirements and all fees, annuities, and other payments which are due on or before the Closing Date for any of the Seller Intellectual Property, including, without limitation, all foreign or domestic patents, patent applications, trademark registrations, service mark registrations, tradename registrations, domain name registrations, copyright registrations and any applications for any of the preceding, have been met or paid; (v) the Seller Intellectual Property is not the subject of any pending Action; (vi) no part of the Seller Intellectual Property was obtained through inequitable conduct or fraud in the United States Patent and Trademark Office or any foreign Governmental Entity; (vii) the execution, delivery and performance of this Agreement by the Seller Parties, and the consummation of the transactions contemplated hereby, will not breach, violate or conflict with any instrument or agreement governing or contained within any of the Seller Intellectual Property, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any of the Seller Intellectual Property or in any way impair the right of Buyers or the Acquired Subsidiaries to use, sell, offer to sell, license or dispose of, or to bring any Action for the infringement of, any Seller Intellectual Property following the Closing;
(viii) there are no royalties, honoraria, fees or other payments payable to any third party by reason of the ownership, use, license, sale or disposition of the Seller Intellectual Property; and (ix) to the Knowledge of the Seller Parties, no Person is infringing on or has misappropriated any of the Intellectual Property rights of any of the Seller Parties.

                  (c) To the Knowledge of the Seller Parties, each Seller Party has taken all steps that are reasonably necessary and appropriate to safeguard and maintain (i) the secrecy and confidentiality of all Trade Secrets contained in the Seller Intellectual Property; (ii) all patents contained in the Seller Intellectual Property (including, without limitation, entering into appropriate assignments with all current and former officers, directors, employees and third party consultants of such Seller Party); and (iii) all trademarks, service marks, domain names and tradenames contained in the Seller Intellectual Property.

                  (d) SCHEDULE 4.14(d) also sets forth a true and complete list of: (i) all software used in the Business that is owned by any Seller Party (the "Seller Proprietary Software"); (ii) all software other than Seller Proprietary Software used by any Wabtec Group Member in the Business (the "Seller Licensed Software" and, together with the Seller Proprietary Software, the "Seller Software"); and (iii) all technical and restricted materials relating to the acquisition, design, development, use of maintenance of computer code program documentation and materials used in the Business. As the Business is presently conducted, the use of the Seller Software does not breach any terms of any license or other agreement between any Seller Party and any other Person. Each Seller Party is in compliance with the terms and conditions of all license agreements in favor of such Seller Party relating to the Seller Licensed Software. The Seller Proprietary Software is free and clear of all Liens. The Seller Proprietary Software was either (i) developed by employees of a Seller Party working within the scope of their employment at the time of such development; (ii) developed by agents, consultants, contractors or others who have executed appropriate instruments of assignment in favor of a Seller Party as assignee that have conveyed to such Seller Party ownership of all of his or her Intellectual Property rights in the Seller Proprietary Software; or (iii) acquired by a Seller Party in connection with acquisitions in which such Seller Party obtained appropriate representations, warranties and indemnities from the transferring party relating to the title to the Seller Proprietary Software. No Seller Party has received notice from any other Person claiming any right, title or interest in the Seller Proprietary Software. No Seller Party has granted rights in the Seller Proprietary Software to any third party. The source code for the Seller Proprietary Software has been maintained in confidence.

         Section 4.15 TRANSACTIONS WITH AFFILIATES. Except in connection with intercompany transactions in the ordinary course of business consistent with past practice and except as set forth on SCHEDULE 4.15, no Wabtec Group Member other than the Seller Parties, nor any officer or director of any Wabtec Group Member, has any interest in: (a) any Material Contract or (b) any property (real, personal or mixed), tangible or intangible, used or currently intended to be used by any Seller Party in Relation to the Business or the Purchased Assets.

         Section 4.16  INVENTORY; ACCOUNTS RECEIVABLE; ACCOUNTS PAYABLE.

                  (a) The inventories reflected on the Business Balance Sheets, the Interim Balance Sheets and on the Closing Date Balance Sheets have been valued in accordance with GAAP (including materiality standards inherent in GAAP). Physical adjustments since the most recent date of the Business Balance Sheets have been correctly recorded in the ordinary course of business. Such inventories (i) are carried at an amount not materially in excess of the lower of cost or net realizable value, and (ii) do not include any material inventory which is obsolete, surplus or not usable or salable in the lawful and ordinary course of the Business, in each case net of reserves provided therefor.

                  (b) SCHEDULE 2.1(i) references a list of the accounts receivable Relating to the Business as of March 31, 2001, showing the amount of each such receivable and an aging of amounts due thereunder, which list is materially true and complete as of that date. To the Knowledge of the Seller Parties, the debtors to which such receivables relate are not in or subject to a bankruptcy or insolvency proceeding, and none of the Receivables have been made subject to an assignment for the benefit of creditors that have not been provided for in the reserve for doubtful accounts. The accounts receivable reflected on the Business Balance Sheets, the Interim Balance Sheets and on the Closing Date Balance Sheets (net of any reserves shown thereon): (i) are valid, existing and fully collectible in a manner consistent with the Seller Parties' past practice without resort to legal proceedings or collection agencies and
(ii) to the Knowledge of the Seller Parties, are not subject to any refunds or adjustments or any defenses or rights of set-off. No Seller Party has factored any such receivables.

                  (c) The accounts payable reflected on the Business Balance Sheets, the Interim Balance Sheets and on the Closing Date Balance Sheets arose from bona fide transactions in the ordinary course of business.

         Section 4.17 LICENSES AND PERMITS. SCHEDULE 4.17 is a true and complete list of all material Permits (including, without limitation, construction and operation permits), other than Environmental Permits, issued in connection with the Business or relating to any Purchased Assets; provided, however, that all Permits relating to human health and safety are deemed material for purposes of this Section 4.17. To the Knowledge of the Seller Parties, the Permits listed on SCHEDULE 4.17 are all of the material Permits that are necessary to carry on the Business as presently conducted, and all such Permits held by Sellers are transferable to Buyers. All such Permits are currently in effect. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby will not adversely affect any such Permit. The Seller Parties have taken all necessary action to maintain each such Permit, except where the failure to so act is not likely to have a Material Adverse Effect on the Business. No Seller Party is in default and no condition exists that with notice or lapse of time or both could constitute default under any such Permit. To the Knowledge of the Seller Parties, no loss or expiration of any such Permit is threatened, pending, or reasonably foreseeable (other than expiration upon the end of any term).

         Section 4.18 ETHICAL PRACTICES. No Seller Party, nor any agent or representative thereof, has offered or given, and to the Knowledge of the Seller Parties, no other Person has offered or given on its behalf, anything of value to: (a) any official of a Governmental Entity, any political party or official thereof, or any candidate for political office; (b) any customer or member of the government; or (c) any other Person, in any such case while knowing or having reason to know that all or a portion of such money or thing of value may be offered, given or promised, directly or indirectly, to any customer, member of the government or candidate for political office for the purpose of the following: (x) influencing any action or decision of such Person, in such Person's official capacity, including a decision to fail to perform such Person's official function to assist any Seller Party in obtaining or retaining business for, or with, or directing business to, any Person; (y) inducing such Person to use such Person's influence with any government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality to assist any Seller Party in obtaining or retaining business for, or with, or directing business to, any Person; or (z) where such payment would constitute a bribe, kickback or illegal or improper payment to assist any Seller Party in obtaining or retaining business for, or with, or directing business to, any Person.

         Section 4.19 BROKERS, FINDERS AND INVESTMENT BANKERS. No Seller Party, nor any of its officers, directors, employees or Affiliates, has employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated by this Agreement.

         Section 4.20 PRODUCTS; WARRANTIES. Except as set forth in SCHEDULE 4.20, no Seller Party makes any express warranties or guaranties outside of the ordinary course of business as conducted consistently with past practice on its own behalf as to goods sold or services provided in Relation to the Business. To the Knowledge of the Seller Parties, no Seller Party has any exposure to liability under any such warranty beyond that (i) which is in excess of reserves accrued therefor on the Business Balance Sheets, the Interim Balance Sheets and on the Closing Date Balance Sheets or (ii) would have a Material Adverse Effect on the Business.

         Section 4.21 COPIES OF DOCUMENTS. Wabtec has made available to GETS true, correct and complete copies of: (a) the charter documents, bylaws, minute books and stock books of each Acquired Subsidiary, and those of any Person that was a predecessor to the Business that is currently operated by such Acquired Subsidiary; (b) with respect to the Owned Real Property, the deed evidencing the Sellers' ownership of such property, each mortgage or other encumbrance thereon (if any) reflected in a written instrument, each instrument (if any) evidencing a grant by or to any Seller Party of an option to purchase or lease such property, each lease and leasehold mortgage (if any) with respect to such property, and any title policies or commitments and surveys with respect to such property; (c) each of the Material Contracts; (d) each trademark and service mark registration application and patent application included in the Purchased Assets; (e) the pleadings and briefs filed in each pending Action listed in the Schedules and any judgments, orders, injunctions, decrees, stipulations and awards listed therein; (f) all files pertaining to environmental matters that Relate to the Business; (g) each employment agreement, term sheet or other document listed on SCHEDULE 7.1; and (h) the plan summaries, summary plan descriptions or, if there is no summary or summary plan description, a written description of, each Seller Benefit Plan and ERISA Affiliate Plan. Notwithstanding the above, Wabtec's making such documents available does not alone constitute adequate disclosure of those facts required to be disclosed on any Schedule to this Agreement, and notice of their contents (other than by express reference on a Schedule) will in no way limit the Seller Parties' other obligations or the Buyers' other rights under this Agreement.

                                   ARTICLE V.
                    REPRESENTATIONS AND WARRANTIES OF BUYERS

         Each Buyer hereby jointly and severally represents and warrants to the Seller Parties as follows:

         Section 5.1 ORGANIZATION. Each Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction set forth in the introductory paragraph of this Agreement and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so qualified would not be material.

         Section 5.2 AUTHORIZATION. Each Buyer has full corporate power and authority to execute and deliver this Agreement and any other certificate, agreement, document or other instrument to be executed and delivered by it in connection with the transactions contemplated by this Agreement (collectively, the "Buyer Ancillary Documents"), to perform its obligations under this Agreement and the Buyer Ancillary Documents and to consummate the transactions contemplated by this Agreement and the Buyer Ancillary Documents. The execution and delivery of this Agreement and the Buyer Ancillary Documents by each Buyer, the performance by each Buyer of its obligations under this Agreement and the Buyer Ancillary Documents, and the consummation of the transactions provided for in this Agreement and the Buyer Ancillary Documents have been duly and validly authorized by all necessary corporate action on the part of each Buyer. This Agreement has been and, as of the Closing, the Buyer Ancillary Documents will be, duly executed and delivered by the each Buyer and do or will, as the case may be, constitute the valid and binding agreements of each Buyer, enforceable against such Buyer in accordance with their respective terms.

Section 5.3 ABSENCE OF RESTRICTIONS AND CONFLICTS. The execution, delivery and performance of this Agreement and the Buyer Ancillary Documents, the consummation of the transactions contemplated by this Agreement and the Buyer Ancillary Documents and the fulfillment of and compliance with the terms and conditions of this Agreement and the Buyer Ancillary Documents do not or will not, as the case may be, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any benefit under, or permit the acceleration of any obligation under, (a) any term or provision of the charter documents of either Buyer, (b) any material contract to which either Buyer is a party, (c) any judgment, decree or order of any Governmental Entity to which either Buyer is a party or by which either Buyer or any of its properties is bound or (d) any Applicable Law, except for compliance with the applicable requirements of the Antitrust Acts.

         Section 5.4 BROKERS, FINDERS AND INVESTMENT BANKERS. No Buyer, nor any its officers, directors, employees or Affiliates, has employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated by this Agreement.

                                  ARTICLE VI.
                        CERTAIN COVENANTS AND AGREEMENTS

         Section 6.1 CONDUCT OF BUSINESS BY THE SELLER PARTIES. From the date hereof until the Closing, each Seller Party shall, except as required in connection with the transactions contemplated by this Agreement and except as otherwise consented to in writing by GETS, conduct the Business in the ordinary course on a basis consistent with past practice and not enter into any agreement, transaction or activity or make any commitment affecting the Business or the Purchased Assets except those in the ordinary course of business and not otherwise prohibited under this Section 6.1. By way of illustration and not in limitation of the foregoing, each Seller Party agrees that it will do (or cause to be done) the following:

                  (a) use its commercially reasonable efforts to preserve intact the goodwill and business organization of the Business, keep the employees of the Business available to Buyers and preserve the relationships and goodwill of the Seller Parties with customers, distributors, suppliers, employees and others having business relations with the Seller Parties Relating to the Business;

                  (b) maintain its existence and good standing in its jurisdiction of organization and in each jurisdiction in which the ownership or leasing of the Purchased Assets or the conduct of the Business, requires such qualification, except where failure to maintain such qualification would not have a Material Adverse Effect;

                  (c) duly and timely file or cause to be filed all reports and returns required to be filed with any Governmental Entity and promptly pay or cause to be paid when due all Taxes, assessments and governmental charges, including interest and penalties levied or assessed, unless diligently contested in good faith by appropriate proceedings;

                  (d) except as applicable to federal or state foreign or domestic taxes based on income, not enter into any closing agreements, Tax sharing agreements, Tax Return extensions, extensions of statutes of limitations or request or secure any rulings or similar agreements with any Tax authority or other party involving Taxes;

                  (e) maintain in existing condition and repair (ordinary wear and tear excepted), consistent with past practices, all buildings, offices, shops and other structures located on the Real Property, all personal property and all other material equipment, fixtures and other tangible personal property Relating to the Business, including all Acquired Subsidiary Assets;

                  (f) not authorize for issuance, issue and deliver any additional shares of capital stock of any Acquired Subsidiary, or securities convertible into or exchangeable for shares of such capital stock, or issue or grant any right, option or other commitment for the issuance of shares of such capital stock or of such securities, or split, combine or reclassify any shares of such capital stock;

                  (g) not amend or modify the charter documents of any Acquired Subsidiary;

                  (h) with respect to any Acquired Subsidiary, not declare any dividend payable in property other than cash, pay or set aside for payment any dividend or other distribution in respect of shares of property other than cash;

                  (i) with respect to any Acquired Subsidiary, not create any subsidiary, acquire any capital stock or other equity securities of any corporation or acquire any equity or ownership interest in any other Person;

                  (j) not sell, transfer or assign any interests in any Seller Party other than Wabtec and Wabtec Holding Corp., or otherwise fail to maintain control of any Seller Party over which it has control as of the date hereof;

                  (k) not dispose of or permit to lapse any rights to the use of any Seller Intellectual Property, or dispose of or disclose to any Person, any Trade Secret, Confidential Information or know-how of the Business not heretofore a matter of public knowledge, except in the ordinary course of business consistent with past practice;

                  (l) not (i) sell any Purchased Assets other than in the ordinary course of business consistent with past practice, (ii) create, incur or assume any indebtedness secured by the Purchased Assets, (iii) grant, create, incur or suffer to exist any Liens on the Purchased Assets that did not exist on the date hereof, other than by the Acquired Subsidiaries pursuant to a line of credit in an aggregate amount not to exceed 2 million Mexican pesos, (iv) other than Permitted Liens, incur any material liability or obligation (absolute, accrued or contingent) in any way affecting the Business or the Purchased Assets, except in the ordinary course of business consistent with past practice and other than by the Acquired Subsidiaries pursuant to a line of credit in an aggregate amount not to exceed 2 million Mexican pesos, (v) write-off any material guaranteed checks, notes or accounts receivable Relating to the Business except in the ordinary course of business consistent with past practice, (vi) materially write-down the value of any asset (including, without limitation, any of the Purchased Assets) on its books or records, except for depreciation and amortization in the ordinary course of business and consistent with past practice, (vii) cancel any debt Relating to the Business or waive any claims or rights Relating to the Business, (viii) make any commitment Relating to the Business for any capital expenditure to be made on or after the Closing in excess of $250,000 in the case of any single expenditure or $1,000,000 in the case of all capital expenditures; (ix) sell or factor any accounts receivable Related to the Business (other than accounts receivable that constitute Excluded Assets), with or without recourse; or (x) enter into any contract or agreement Relating to the Business with a term greater than twelve (12) months and involving the receipt or payment of more than $1,000,000 in any 12-month period without the written consent of GETS;

                  (m) not increase in any manner the base compensation of, or enter into any new bonus or incentive agreement or arrangement with, any of its employees, directors or consultants that are employed in Relation to the Business, or promise or commit to do any of the foregoing, except in the ordinary course of business consistent with past practice;

                  (n) not adopt, amend or terminate any Seller Benefit Plan or increase the benefits provided under any Seller Benefit Plan which covers or affects any employee or consultant of the Business, except as provided under such Seller Benefit Plan;

                  (o) except in the ordinary course of business consistent with past practice, not amend or terminate any existing employment, severance, consulting, or other compensation agreement or enter into any new employment, severance, consulting or other compensation agreement with respect to the current or former employees or consultants of the Business;

                  (p) continue to extend customers Relating to the Business credit, collect accounts receivable and pay accounts payable and similar obligations in the ordinary course of business consistent with past practice;

                  (q) (i) perform in all material respects all of the obligations Relating to the Business under, and not default or suffer to exist any event or condition which with notice or lapse of time or both would constitute a default under, any Material Contract (except those being contested in good faith); (ii) not materially amend any Material Contract, and (iii) not enter into or assume any other contract or commitment of the type described in
Section 4.11(a);

                  (r) not pay, discharge or satisfy any material claim, liability or obligation (absolute, contingent or otherwise) Relating to the Business other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of claims, liabilities and obligations reflected or reserved against in the March 2000 Balance Sheets or incurred in the ordinary course of business consistent with past practice after the date thereof;

                  (s) except in the ordinary course of business consistent with past practice, not increase any reserves for contingent liabilities Relating to the Business;

                  (t) maintain in full force and effect and in the same amounts policies of insurance Relating to the Business comparable in amount and scope of coverage to that now maintained by or on behalf of any Seller Party;

                  (u) continue to maintain the books and records Relating to the Business in accordance with GAAP and on a basis consistent with past practice;

                  (v) continue the cash management practices Relating to the Business in the ordinary course of business consistent with past practice; and

                  (w) not authorize, promise, commit or agree to do (or cause to be done), any of the foregoing actions.

In connection with the continued operation of the Business between the date hereof and the Closing Date, each Seller Party will confer in good faith with one or more representatives of Buyers designated to Wabtec regarding the general status of ongoing operations on a regular basis and will notify Buyers of any event or occurrence that has had or may reasonably be expected to have a Material Adverse Effect on the Business. Each Seller Party acknowledges that Buyers do not and will not waive any rights they may have under this Agreement as a result of such consultations. No Seller Party shall take any action that would, or that could reasonably be expected to, result in any of the representations and warranties of the Seller Parties set forth in this Agreement becoming untrue.

         Section 6.2 INSPECTION AND ACCESS TO INFORMATION; CONFIDENTIAL INFORMATION.

                  (a) From the date of this Agreement to the Closing Date, each Seller Party shall (i) provide Buyers and their designees with such information as they may from time to time reasonably request with respect to the Business, the Acquired Subsidiaries, the Purchased Assets, the Acquired Subsidiary Assets, the Assumed Liabilities and the transactions contemplated by this Agreement,
(ii) provide Buyers and their designees, officers, counsel, accountants, outside environmental consultants (including, without limitation, the Environmental Consultant), actuaries, and other authorized representatives access during regular business hours and upon reasonable notice to the Purchased Assets, the Acquired Subsidiary Assets and the Real Property, and the books, records, offices, personnel, counsel, accountants and actuaries of the Business as Buyers or their designees may from time to time reasonably request, and (iii) permit the Environmental Consultant to conduct the Environmental Reviews and permit Buyers and their designees to make such other inspections thereof as Buyers may reasonably request. Any investigation shall be conducted in such a manner so as not to interfere unreasonably with the operation of the business of any Seller Party. No such investigation (or any disclosure made at any time by any Seller Party to Buyers) shall limit or modify in any way, or act or result in a waiver of, the Seller Parties' obligations with respect to any breach of their representations, warranties, covenants or agreements contained herein (including, without limitation, conditions to Closing or indemnification obligations).

                  (b) After the Closing, each Seller Party will hold, and will use its commercially reasonable efforts to cause any other Wabtec Group Member, and the officers, directors, employees, accountants, counsel, consultants, advisors and agents of the Wabtec Group Members, to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all Confidential Information and Trade Secrets Relating to the Business, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by any Wabtec Group Member,
(ii) in the public domain through no fault of any Wabtec Group Member or (iii) later lawfully acquired by any Wabtec Group Member from sources other than those related to its prior ownership of the Business or the Acquired Subsidiaries. The obligation of each Seller Party, the other Wabtec Group Members and the officers, directors, employees, accountants, counsel, consultants, advisors and agents of the Wabtec Group Members to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information.

                  (c) After the Closing, each Seller will promptly afford to Buyers and their agents reasonable access to its books of account, financial and other records (including, without limitation, accountant's work papers), information, employees and auditors Relating to the Business, to the extent necessary or useful for Buyers in connection with any audit, investigation, dispute or litigation or any other reasonable business purpose Relating to the Business but not otherwise readily available to Buyers; provided, however, that any such access by Buyers shall not unreasonably interfere with the conduct of the business of such Seller. Buyers shall bear all of the out-of-pocket costs and expenses (including, without limitation, attorneys' fees, but excluding reimbursement for general overhead, salaries and employee benefits) reasonably incurred in connection with the foregoing.

         Section 6.3  NOTICES OF CERTAIN EVENTS.

                  (a) Wabtec shall promptly notify GETS of:

                      (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                      (ii) any Actions that become pending or, to the Knowledge of the Seller Parties, are threatened against, relating to or involving or otherwise affecting any Seller Party or the Business that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.9 or that relate to the consummation of the transactions contemplated by this Agreement; and

                      (iii) the damage or destruction by fire or other casualty of any material portion of the Purchased Assets or in the event that any material portion of the Purchased Assets becomes the subject of any proceeding or, to the Knowledge of the Seller Parties, threatened proceeding for the taking thereof or any part thereof or of any right relating thereto by condemnation, eminent domain or other similar governmental action.

                  (b) Each Party shall promptly notify each other Party of any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement.

         Section 6.4 INTERIM FINANCIAL STATEMENTS. As promptly as practicable after each quarter after March 31, 2001 and prior to the Closing Date, Wabtec will deliver to GETS quarterly financial reports in the form that it customarily prepares for its internal purposes concerning the Business, and, if available, balance sheets for each Division of the Business as of the last day of such quarter, and the related statement of income for the period then ended. In addition, Wabtec will deliver to GETS any monthly balance sheet and income statements prepared by Wabtec in the ordinary course of business for internal purposes concerning the Business promptly after such statements are prepared; provided, however, that the Seller Parties make no representations or warranties, expressed or implied, with respect to such monthly balance sheet and income statements.

         Section 6.5 NO SOLICITATION OF TRANSACTIONS. From the date hereof until the earlier of the Closing or termination of this Agreement under Article XI, no Seller Party will, nor shall it authorize or permit any of its Affiliates, any of its directors, officers, employees, advisors or agents or other representatives, or those of its Affiliates to, directly or indirectly:
(a) solicit, initiate or encourage the submission of, or enter into any agreement or understanding with respect to any Acquisition Proposal or (b) participate in, engage in or encourage any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to assist or facilitate, any inquiries or the making of any proposal that constitutes, or could reasonably be expect to lead to, any Acquisition Proposal. The Seller

Parties will promptly suspend or terminate any negotiations or discussions with any other Person with respect to any Acquisition Proposal.

         Section 6.6 REASONABLE EFFORTS; FURTHER ASSURANCES; COOPERATION. Subject to the other provisions of this Agreement, the Parties will each use their reasonable, good faith efforts to perform their obligations in this Agreement and to take, or cause to be taken, and do, or cause to be done, all things necessary and commercially reasonable under Applicable Law to obtain all consents required as described on SCHEDULE 2.1(h) and all regulatory approvals and to satisfy all conditions to their respective obligations under this Agreement and to cause the transactions contemplated in this Agreement to be effected on or prior to December 31, 2001, in accordance with the terms of this Agreement and will cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as a part of their respective obligations under this Agreement, including, without limitation:

                  (a) Each Party will promptly make its respective filings and submissions pursuant to, and will furnish all information required by and take all actions necessary, proper or advisable under, any Applicable Law to obtain any required approval of any Governmental Entity with jurisdiction over the transactions contemplated by this Agreement (except that the Parties shall have no obligation to take or consent to the taking of any action required by any such Governmental Entity that could adversely affect the Business, the Purchased Assets or the transactions contemplated by this Agreement or the Buyer Ancillary Documents or Seller Ancillary Documents, as the case may be). Each Party will furnish to each other Party, in advance of filing, copies of all such filings and submissions, except as prohibited by Applicable Law.

                  (b) Buyers and Sellers shall assist each other in obtaining all material Permits, approvals and variances required (i) for Buyers to operate the Business and the Purchased Assets as currently operated and in compliance with all Applicable Laws, including, without limitation, Environmental Laws, and
(ii) to transfer the Owned Real Property to Buyers at the Closing as contemplated by this Agreement.

                  (c) In the event any Action by any Governmental Entity or other Person is commenced which questions the validity or legality of the Acquisition or any of the other transactions contemplated by this Agreement or seeks damages in connection therewith, the Parties agree to cooperate and use all reasonable efforts to defend against such claim, action, suit, investigation or other proceeding and, if an injunction or other order is issued in any such action, suit or other proceeding, to use all reasonable efforts to have such injunction or other order lifted and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated by this Agreement.

                  (d) Each Seller Party will give any notices to third parties and use its commercially reasonable efforts (in consultation with Buyers) to obtain any third party consents (i) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (ii) disclosed or required to be disclosed in the Schedules to this Agreement, including, without limitation, the consents described in SCHEDULE 2.1(h), (iii) required to avoid a breach of or default by any Seller Party under any Material Contracts in connection with the consummation of the transactions contemplated by this Agreement or (iv) required to prevent a Material Adverse Effect on the Business caused by a breach or default of any Material Contract by any Seller Party, whether prior to or after the Closing.

                  (e) The Parties will give prompt notice to the other Parties of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of any Seller Party or Buyer, as the case may be, contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Closing Date or that will or may result in the failure to satisfy any of the conditions specified in Article X of this Agreement and (ii) any failure of any Seller Party or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by any of them under this Agreement.

         Section 6.7 PUBLIC ANNOUNCEMENTS. Except to the extent disclosure is otherwise required by Applicable Law, the Parties agree to obtain the consent of the other Party prior to making any announcement regarding any aspect of this Agreement or the transactions contemplated hereby to the financial community, Governmental Entities, employees, customers or the general public.

Section 6.8 INSURANCE. If requested by Buyers, the Seller Parties shall in good faith cooperate with Buyers and take all actions reasonably requested by Buyers that are necessary or desirable to permit Buyers to have available to it following the Closing the benefits (whether direct or indirect) of the insurance policies maintained by or on behalf of any Seller Party Relating to the Business that are currently in force. All costs relating to the actions described in this Section shall be borne by Buyers.

         Section 6.9  NON-COMPETITION; NON-SOLICITATION.

                  (a) Sellers acknowledge that Wabtec and MotivePower, Inc. currently conduct the Restricted Activities throughout the Territory. Sellers acknowledge that to protect adequately the interest of Buyers in the Business following the Closing, it is essential that any noncompete covenant with respect thereto cover Sellers and any other Wabtec Group Member existing at any time after the Closing (collectively, the "Restricted Parties") with respect to all Restricted Activities and the entire Territory. Accordingly, except as permitted pursuant to Section 6.9(b), each Seller shall not, and shall cause any other Restricted Party not to, during the Noncompete Period, in any manner, directly or indirectly or by assisting others, engage in, have an equity or profit interest in, or render services (of an executive, marketing, manufacturing, research and development, administrative, financial or consulting nature) to any business that conducts, any of the Restricted Activities in the Territory.

                  (b) Notwithstanding Section 6.9(a):

                      (i) if any Person listed on SCHEDULE 6.9(b) (each, a "Competing Acquirer") acquires MotivePower, Inc., MotivePower, Inc. shall promptly notify GETS of the same and GETS shall have the right, upon six months prior written notice to Wabtec, to terminate the Supply and Marketing Agreement; provided, however, that the marketing provisions of the Supply and

         Marketing Agreement shall terminate immediately upon GETS' written notice to Wabtec of its intent to terminate such agreement and provided, further, that for (x) uncompleted orders at MotivePower, Inc.; (y) work quoted by MotivePower, Inc. in writing as of the Closing Date; and (z) options with respect to purchase orders, contracts or quotes described in clauses (x) or (y) identified to GETS in writing as of the Closing Date, GETS shall continue to supply products pursuant to the terms and conditions of the Supply and Marketing Agreement and the IP Development and License Agreement shall continue until the completion of such projects. The obligations and covenants in Section 6.9(a) shall continue solely with respect to the physical assets and intangible property of Wabtec, but shall not apply to any Competing Acquirer.

                      (ii) if a Competing Acquirer acquires Wabtec, Wabtec shall promptly notify GETS of the same and GETS shall have the right, upon six months prior written notice to Wabtec, to terminate (A) the Component Purchase Agreement attached hereto (the "Components Purchase Agreement") and/or (B) the Supply and Marketing Agreement; provided, however, that the marketing provisions of the Supply and Marketing Agreement shall terminate immediately upon GETS' written notice to Wabtec of its intent to terminate such agreement and provided, further, that for (x) uncompleted orders at MotivePower, Inc.; (y) work quoted by MotivePower, Inc. in writing; and (z) options with respect to purchase orders, contracts or quotes described in clauses (x) or (y) identified to GETS in writing, GETS shall continue to supply products pursuant to the terms and conditions of the Supply and Marketing Agreement and the IP Development and License Agreement shall continue until the completion of such projects. The obligations and covenants in
         Section 6.9(a) shall continue solely with respect to the physical assets and intangible property of Wabtec, but shall not apply to any Competing Acquirer.

                      (iii) If any Person not listed on SCHEDULE 6.9(b) acquires Wabtec or MotivePower, Inc., then the Component Purchase Agreement and the Supply and Marketing Agreement shall remain in full force and effect, and the obligations and covenants in Section 6.9(a) shall continue solely with respect to the physical assets and intangible property of Wabtec, but shall not apply to any acquirer.

                      (iv) If Wabtec or MotivePower, Inc. acquires an entity that engages in business activities that constitute Restricted Activities but such activities generate $10 million or less in revenues for the twelve months prior to the closing of the acquisition, Wabtec or MotivePower, Inc., as the case may be, shall not be in violation of the obligations and covenants in Section 6.9(a) by reason of the acquisition or operation of the entity thereafter.

                      (v) If Wabtec or MotivePower, Inc. acquires an entity that engages in business activities that constitute Restricted Activities and such activities generate over $10 million in revenues for the twelve months prior to the closing of the acquisition, then Wabtec shall notify GETS of the same, and

         Wabtec or MotivePower, Inc., as the case may be, shall not be in violation of the obligations and covenants in Section 6.9(a) by reason of the acquisition or operation of the entity thereafter provided that:

                           (A) if, within six months of the closing of such
                  acquisition, Wabtec or MotivePower ceases to operate the portion of the newly acquired business that engages in Restricted Activities; or

                           (B) if, at the time of the closing of such
                  acquisition, Wabtec or MotivePower, Inc. has an executed letter of intent or purchase agreement pursuant to which Wabtec or MotivePower, Inc., as the case may be, has agreed to dispose of the entire portion of the newly-acquired business or substantially all of the portion of the newly-acquired business that engages in Restricted Activities (the "Competing Business"), and Wabtec or MotivePower, Inc., as the case may be, disposes of the Competing Business within six months of the closing of the initial acquisition; or

                           (C) if, at the time of the closing of such
                  acquisition, Wabtec or MotivePower, Inc. does not have an executed letter of intent or purchase agreement pursuant to which Wabtec or MotivePower, Inc. has agreed to dispose of the Competing Business, and, prior to selling such Competing Business to any third Person, Wabtec first offers to sell such Competing Business to GETS at a price and upon terms and conditions determined by Wabtec in good faith taking into consideration then current market and commercial conditions. GETS shall notify Wabtec in writing within five business days of GETS' intention to purchase the Competing Business at such price and upon such terms and conditions. If GETS elects not to purchase the Competing Business, GETS shall notify Wabtec of the same in writing within five business days of GETS' receipt of such notice, then Wabtec or MotivePower, Inc., as the case may be, shall have six months from the date of such notice to sell the Competing Business to a third Person or cease the conduct of Restricted Activities by the Competing Business, during which time Wabtec and MotivePower, Inc. shall not be in violation of the obligations and covenants in
                  Section 6.9(a). If GETS elects to purchase the Competing Business, then Wabtec and MotivePower, Inc. shall not be in violation of the obligations and covenants in Section 6.9(a) while GETS and Wabtec negotiate a definitive purchase agreement and close the transaction, provided, however, that if such negotiations or purchase agreement are terminated by either party, then Wabtec and MotivePower, Inc. shall not be in violation of the covenants and obligations in Section 6.9(a) if Wabtec or MotivePower, Inc., as the case may be, sells the Competing Business or ceases the conduct of Restricted Activities by the Competing Business within six months of such termination.

                      (vi) If Wabtec disposes of a division, subsidiary, affiliate or other operation, the provisions of Section 6.9(a) shall not apply to such division, subsidiary, affiliate or other operation subsequent to disposition thereof by Wabtec.

                      (vii) To the extent MotivePower, Inc. is engaging in activities described in clauses (x), (y) or (z) of Section 6.9(b)(i) on the Closing Date, MotivePower, Inc. shall not be in violation of the obligations and covenants in Section 6.9(a) while MotivePower, Inc. completes such work in accordance with the terms of the applicable purchase order, contract, quote or bid, as the case may be.

                  (c) Each Seller hereby agrees that it shall not, and shall cause any other Restricted Party not to, prior to the second anniversary of the Closing Date, in any manner, directly or indirectly or by assisting others, recruit or hire away or attempt to recruit or hire away, on their behalf or on behalf of any other Person, any employee of the Business (other than the employees listed on SCHEDULE 7.4 and employees of the Business who are discharged by Buyers after the Closing Date).

                  (d) If a judicial determination is made that any of the provisions of this Section 6.9 constitutes an unreasonable or otherwise unenforceable restriction against any Restricted Party, the provisions of this
Section 6.9 shall be rendered void only to the extent that such judicial determination finds such provisions to be unreasonable or otherwise unenforceable with respect to such Restricted Party. In this regard, the Parties hereby agree that any judicial authority construing this Agreement shall be empowered to sever any portion of the Territory, any prohibited business activity or any time period from the coverage of this Section 6.9 and to apply the provisions of this Section 6.9 to the remaining portion of the Territory, the remaining business activities and the remaining time period not so severed by such judicial authority. Sellers agree that Buyers' election to pursue any of its equitable remedies provided in this Section 6.9 for any Restricted Party's violation of this Section 6.9, including the remedy of specific enforcement, shall not preclude Buyer from recovering monetary damages as a result of such violation. The time period during which the prohibitions set forth in this
Section 6.9 shall apply shall be tolled and suspended for a period equal to the aggregate time during which any Restricted Party violates such prohibitions in any respect unless monetary damages are recovered by Buyers as a result of such violation.

                  (e) Any remedy at law for any breach of the provisions contained in this Section 6.9 shall be inadequate and Buyers shall be entitled to injunctive relief in addition to any other remedy Buyers might have under this Agreement.

         Section 6.10 TRADEMARKS, TRADENAMES AND OTHER INTELLECTUAL PROPERTY MATTERS.

                  (a) Promptly after the Closing Date, each Wabtec Group Member shall change its corporate name to remove any reference to the following trade names included in the Purchased Assets: "Power Parts," "Engine Systems," "Motor Coils," "G&G," "G&G Locotronics," "Maxitrax" and "Clark." Subject to the provisions of Section 6.10(b), Sellers specifically retain and reserve all rights to any Wabtec Group Member may have to the trade names "MotivePower" and "MPI" and all uses thereof. As promptly as practicable after the Closing Date, Sellers shall file in all jurisdictions in which it is qualified to do business any documents necessary to reflect such change of name or to terminate its qualification therein. In connection with enabling Buyers, at or as soon as practicable after the Closing Date, to use the current corporate name of Sellers, Sellers shall, at or prior to the Closing Date, execute and deliver to Buyers all consents related to such change of name as may be requested by Buyers, and will otherwise cooperate with Buyers.

                  (b) Except as set forth in this Section 6.10, after the Closing, Buyers shall not use any of the marks or names of any Wabtec Group Member not included in the Purchased Assets (the "Seller Trademarks and Tradenames"). After the Closing, Buyers shall have the limited right to dispose of then-existing inventory and to use then-existing packaging, labeling, containers, supplies, advertising materials, technical data sheets and any similar materials that constitute part of the Purchased Assets and bear any Seller Trademarks and Tradenames. All such inventory that bears any Seller Trademarks and Tradenames shall be disposed of within twelve months after the Closing Date. Buyers shall comply with all Applicable Laws in any use of packaging or labeling containing Seller Trademarks and Tradenames. Buyers shall not be obligated to change the Seller Trademarks and Tradenames on any goods in the hands of dealers, distributors or customers as of the Closing. Buyers agree to use commercially reasonable efforts to cease using Seller Trademarks and Tradenames on buildings, cars, trucks and other fixed assets as soon as possible within a period not to exceed twelve months after the Closing Date. In addition, Buyers will have the limited right to use the names "MotivePower" and "MPI" in connection with the Business in Mexico for a period of two years after the Closing Date.

                  (c) Sellers shall in good faith provide to Buyers, at the cost and expense of Buyers, reasonable assistance in perfecting title in and to all Seller Intellectual Property included in the Seller Purchased Assets in the name of the applicable Buyer or its nominee and do all other things reasonably necessary, proper or advisable under Applicable Law to document and perfect the change in ownership of such Seller Intellectual Property. From and after the date hereof for a period of two years after the Closing Date, Sellers shall not, and shall cause any other Restricted Party not to, actively solicit business or form or register any Person in Mexico using the name "MotivePower" or "MPI."

                  (d) At the Closing, Sellers shall grant Buyers a royalty-free, perpetual, non-exclusive right and license (with right of assignment) to any Intellectual Property not Related to the Business, but needed to conduct the Business as presently conducted for use by Buyers (and their successors) within GETS in the performance of the Business after the Closing.

         Section 6.11 RISK OF LOSS. The risk of loss with respect to the Purchased Assets shall remain with Sellers or the Acquired Subsidiaries, as the case may be, until Closing. If before the Closing any of the Purchased Assets are lost, damaged or destroyed and the loss, damage or destruction has or would reasonably be expected to have a Material Adverse Effect on the Business, then:

                  (a) Buyers may terminate this Agreement in accordance with the provisions of Section 11.1(d); or

                  (b) Buyers may require Sellers to assign to Buyers the proceeds of any insurance payable as a result of the occurrence of such loss, damage or destruction and to reduce the Purchase Price by the amount of the replacement cost of the Purchased Assets that were lost, damaged or destroyed less the amount of any proceeds of insurance payable as a result of the occurrence.

         Section 6.12  TRANSITIONAL SERVICES.

                  (a) Buyers and the Sellers acknowledge that certain administrative operations of the Seller Parties relate to or are used by both the Business and Sellers' other businesses. Certain of such operations will be acquired by Buyers pursuant to the Acquisition, while other such operations will be retained by Sellers. In order to promote the orderly transition of the Business from the Seller Parties to Buyers, to the extent requested in writing prior to the Closing by Buyers, on the one hand, or Sellers, on the other hand:
(a) Sellers shall continue to provide for Buyers those services that are reasonably necessary for Buyers to conduct the Business following the Closing, including, without limitation, those services set forth on SCHEDULE 6.12(a), and
(b) Buyers shall provide those services for Sellers that are reasonably necessary for Sellers to conduct their other businesses following the Closing, including, without limitation, those services set forth on SCHEDULE 6.12(b) (collectively, the "Transitional Services"). Each Party's obligation to provide Transitional Services shall terminate twelve months after the Closing Date or such earlier time as the Party receiving such services can assume responsibility therefor in an orderly manner. The Party receiving Transitional Services shall reimburse the Party providing such services for the costs and expenses reasonably incurred in providing such services (including, without limitation, an hourly fee for each employee who provides Transitional Services); provided, however, that such costs and expenses shall not include any fee, service charge or other profit consideration.

         Section 6.13 IP DEVELOPMENT AND LICENSE AGREEMENT. At the Closing, GETS and Wabtec shall enter into an Intellectual Property Development and Licensing Agreement substantially in the form attached hereto as EXHIBIT 6.13 (the "IP Development and License Agreement"), pursuant to which GETS shall license Wabtec certain Tier 0 and Tier 1 emissions technology on the terms and conditions set forth on EXHIBIT 6.13 hereto.

         Section 6.14  ENVIRONMENTAL MATTERS.

                  (a) Promptly after the execution hereof, Wabtec will engage an environmental consulting firm reasonably acceptable to GETS (the "Environmental Consultant") to perform Phase II environmental and safety reviews of the Business (and any further reviews deemed reasonably necessary by GETS in light of the results of the Phase II environmental and safety reviews, which further reviews Wabtec shall have the right to reasonably approve) at the following locations: Elk Grove Village, Illinois; Emporium, Pennsylvania; Latham, New York; and San Luis Potosi and Acambaro, Mexico (collectively, the "Environmental Reviews"). Wabtec will not change the Environmental Consultant without GETS' prior written approval. The scope of the Environmental Reviews, including all procedures, methods, tests and approaches utilized in connection therewith, shall be in accordance with standard procedures and scope and professional practices for such reviews, and shall be approved by GETS, provided that such approval will not be unreasonably withheld. During the Environmental Reviews, GETS and its outside environmental consultants shall be permitted to participate in and discuss with the Environmental Consultant the Environmental Reviews so as to become informed concerning all matters relating to the Environmental Reviews and all procedures, methods, tests and approaches being utilized in connection therewith, provided that Wabtec representatives are included in such discussions and communications. GETS shall receive copies of all reports prepared by the Environmental Consultant in connection with the Environmental Reviews. All costs and expenses relating to the Environmental Reviews, including, without limitation, the fees and expenses of the Environmental Consultant, shall be borne by GETS. Upon completion of the Environmental Reviews, the Environmental Consultant shall issue a report detailing its findings (the "Environmental Report"). The Environmental Report shall include the Environmental Consultant's good faith and reasonable estimate (after consultation with GETS and Wabtec) of
(i) the aggregate potential of claims (measured in dollars) by (A) third parties for personal injury, (B) third parties for off-site property damage, (C) third parties for on-site personal property damage and (D) Governmental Entities, all of which relating to the Existing Conditions at the reviewed sites other than San Luis Potosi and Acambaro, Mexico to the extent such third party or Governmental Entity claims related to San Luis Potosi and Acambaro, Mexico sites are to be satisfied by another Person, whether pursuant to contractual agreement or otherwise ("Estimated Environmental Claims") and (ii) the aggregate cost and expense necessary to bring the Existing Conditions of each reviewed site other than the sites at San Luis Potosi and Acambaro, Mexico into compliance with all applicable Environmental Laws ("Estimated Compliance Costs"). For purposes of this Section 6.14, Estimated Compliance Costs shall be based upon the lowest reasonable cost methods for investigation, remediation, removal, corrective action and/or monitoring permitted by applicable Environmental Laws and as necessary to comply with applicable Environmental Laws. Any required remediation, removal, corrective action and/or monitoring shall include the use of risk-based remedies (including without limitation, natural attenuation remedies), institutional and/or engineering controls or deed restrictions, if such remedies or controls have been approved or accepted for general application by the relevant Governmental Entities in similar situations and provided that such remedies or controls do not unreasonably restrict or interfere with the current use of the property. Buyers shall have the right to terminate this Agreement pursuant to Section 11.1(d) if (x) the Estimated Environmental Claims equal or exceed $35 million or (y) the Estimated Compliance Costs equal or exceed $18 million. The Purchase Price shall be reduced by the amount of the Estimated Compliance Costs (excluding any costs related to occupational safety, as opposed to environmental, conditions) up to a maximum of $15 million, as set forth in the Environmental Report and as mutually and reasonably agreed upon by GETS and Wabtec, each acting in good faith. Upon any such Purchase Price reduction, the Seller Parties shall have no further obligation for remediation of on-site environmental conditions.

                  (b) Wabtec shall in good faith use its commercially reasonable efforts to obtain from a nationally recognized insurance carrier reasonably acceptable to GETS a policy of environmental liability insurance with respect to the Purchased Assets (including the Real Property) that satisfies the following requirements in all material respects: (i) such policy has a term of twenty (20) years beginning as of the Closing Date with an aggregate deductible of not greater than $5 million and a coverage limit not less than $35 million, (ii) such policy names each Buyer (or its designees) as an additional insured for the first ten years of its term and as a primary insured for the last ten years of its term and provides that Wabtec and any of its Affiliates shall be the primary insureds for the first ten (10) years of its term and as additional insureds for the last ten (10) years of its term, and (iii) such policy contains such other terms and provisions as set forth on SCHEDULE 6.14 (the "Environmental Insurance Policy"). If Wabtec submits to GETS a copy of any draft, specimen or form insurance policy received by Wabtec in its effort to obtain the Environmental Insurance Policy, GETS shall notify Wabtec whether such draft policy, in GETS' reasonable determination, satisfies (or does not satisfy) in all material respects the requirements of the previous sentence (including the reasons it does not satisfy such requirements, if so determined by GETS) within ten (10) business days after GETS receives the copy of such draft policy. If the Environmental Insurance Policy is obtained, Wabtec shall pay in full, at or prior to the Closing Date, all premiums and other costs necessary to maintain the Environmental Insurance Policy in full force and effect for its entire term. If Wabtec fails or is unable to obtain the Environmental Insurance Policy by the time all other conditions to the Closing set forth in Sections 10.1 and 10.2 are satisfied, (x) the condition to the Closing set forth in Section 10.2(i) shall be deemed to be waived by Buyers, (y) the Purchase Price shall be reduced by $10 million, and (z) the execution and delivery of the Environmental Indemnity Agreement shall no longer be a condition of Closing pursuant to Section 9.2(m) and Section 9.3(b).

         Section 6.15 ST. LOUIS BUSINESS. Promptly following the Closing, GETS and Wabtec shall agree to the procedure for winding up operations at the Seller Parties' St. Louis, Missouri facility, and the Seller Parties shall begin to dismantle and prepare for shipping the Purchased Assets located at such facility (the "St. Louis Assets"). The Seller Parties shall use their commercially reasonable efforts to cause the St. Louis Assets to be prepared for shipping and delivery to Buyers ex works within sixty (60) days following the Closing Date. Buyers shall be entitled to observe and participate in the dismantling and packaging of the St. Louis Assets so as to become informed concerning all matters relating to the re-assembly of such assets. During the period between the Closing and the delivery of the St. Louis Assets, the Seller Parties shall use their commercially reasonable efforts to maintain the St. Louis Assets in existing condition and repair, other than ordinary wear and tear and changes in such condition and repair associated with the dismantling and packaging of such assets. Notwithstanding anything herein to the contrary, all right and title to, and of risk of loss of, the St. Louis Assets shall remain with the Seller Parties until the St. Louis Assets are delivered ex works pursuant to this
Section 6.15. Upon such delivery, Sellers shall deliver to Buyers a good and sufficient General Conveyance, Assignment and Bill of Sale, duly executed by each applicable Seller Party in a form reasonably acceptable to Wabtec and GETS, conveying, selling, transferring and assigning to Buyers (or their designees) title to the St. Louis Assets free and clear of all Liens. The Seller Parties shall keep Buyers informed as to the readiness for shipping of the St. Louis Assets. Buyers shall notify the Seller Parties at least five (5) business days prior to the anticipated delivery date of the location for delivery. Buyers shall arrange for the transportation of the St. Louis Assets to the delivery site. All costs and liabilities incurred with respect to the dismantling and preparation for shipment of the St. Louis Assets shall be borne by the Seller Parties. All costs and liabilities incurred with respect to the shipping of the St. Louis Assets from the Seller Parties' current St. Louis site to the destination provided by Buyers shall be borne by Buyers. All officers, employees, contractors, agents and other workers associated with the operations of the St. Louis facility (the "St. Louis Employees") shall remain the officers, employees, contractors, agents and workers of the Seller Parties, and shall not be offered employment by Buyers under the provisions of Section 7.4(a). The Seller Parties shall be solely responsible for all liabilities and obligations relating to the St. Louis Employees, including those under any collective bargaining agreements or employment agreements relating to the St. Louis Employees or those related to the termination of the St. Louis Employees; provided, however, that notwithstanding anything to the contrary contained in this Agreement, Buyers shall reimburse the Seller Parties for fifty percent of the costs referred to in this sentence up to a maximum of $450,000 to be paid by Buyers. The Parties shall work together in good faith using commercially reasonable efforts to cause the St. Louis Assets to be delivered to the site designated by Buyers as quickly as possible after the date scheduled for delivery as provided above.

         Section 6.16 BRADDOCK LEASE. Pursuant to a form of lease reasonably acceptable to Wabtec and GETS (the "Braddock Lease"), Sellers shall lease to Buyers, on a triple net basis, Sellers' office building located in Braddock, Pennsylvania for one year for nominal consideration.

         Section 6.17 OVERLAPPING AGREEMENTS. With respect to any contract which relates both to the Business and to a business to be retained by Sellers for which transfer to Buyer is provided for in this Agreement, only the portion of such contract which relates to Business shall be transferred to Buyer immediately prior to or at the Closing, and the rights and obligations under such contract shall be equitably apportioned between Buyer and Sellers. As promptly as practicable following the Closing, each Party shall use its reasonable best efforts to determine whether to (and after such determination, use its reasonable best efforts to so implement such determination) (a) attempt to enter into new agreements with the relevant third party relative to the allocation of rights and responsibilities under that contract, (b) enter into an agreement between the Parties relative to the assignment of a Party's rights and the delegation of a Party's duties under that contract, or (c) arrive at some other form of agreement which maximizes the total benefit to the Parties of the contract, while equitably apportioning the rights and obligations of the Parties under the contract.

         Section 6.18 FILES AND RECORDS. To the extent that any books, records, files or papers, whether in hard copy or computer format, relate both to the Business and to a business to be retained by a Sellers, then the Parties shall reasonably cooperate such that, promptly following the Closing, subject to Applicable Law and the receipt of any necessary approvals, the Purchaser obtains the portion (or copies thereof) of such files and records which relate to the Business, subject to the right of Sellers to redact any information contained in such files and records not relating to the Business.

                                  ARTICLE VII.
                                EMPLOYEE MATTERS

         Section 7.1 OFFICERS AND EMPLOYEES. SCHEDULE 7.1 contains a true and complete list, as of the date hereof, of all of the officers and employees (whether full-time, part-time or otherwise) and material independent contractors of the Business, and further identifies those officers and employees by location and country of employment, and whether such officer's or employee's employment is governed by a collective bargaining agreement. SCHEDULE 7.1 sets forth each such person's title or job description, salary/hourly wage, hire date, birth date and whether such person is full-time or part-time, together with an appropriate notation next to the name of any officer or other employee on such list who is subject to any written employment agreement. Except as set forth on SCHEDULE 7.1, no Seller Party is a party to or bound by any contracts, consulting agreements or termination or severance agreements in respect to any officer, employee or former employee, consultant or independent contractor Relating to the Business. No Seller Party has received a claim from any Governmental Entity to the effect that such Seller Party has improperly classified as an independent contractor any person named on SCHEDULE
7.1. No Seller Party has made any verbal commitments to any such officers, employees or former employees, consultants or independent contractors with respect to compensation, promotion, retention, termination, severance or similar matters in connection with the transactions contemplated by this Agreement. Except as indicated on SCHEDULE 7.1, all officers and employees of Sellers are active on the date hereof.

         Section 7.2 EMPLOYEE BENEFIT PLANS.

                  (a) SCHEDULE 7.2(a) contains a true and complete list of each Seller Benefit Plan, indicating any special Tax status enjoyed by such plan.

                  (b) Except as set forth in SCHEDULE 7.2(b):

                      (i) No Seller Benefit Plan is or was subject to Title IV of ERISA or Section 412 of the Code, nor is any Seller Benefit Plan a "multiemployer pension plan," as defined in Section 3(37) of ERISA, or subject to Section 302 of ERISA. No Seller Party has terminated or withdrawn from or sought a funding waiver with respect to, and, to the Knowledge of the Seller Parties, no facts exist which could reasonably be expected to result in a termination or withdrawal from or seeking a funding waiver with respect to, any Seller Benefit Plan that is subject to Title IV of ERISA. No Seller Party has incurred, and, to the Knowledge of the Seller Parties, no facts exist that reasonably could be expected to result in, liability to any Seller Party as a result of a termination, withdrawal or funding waiver with respect to a Seller Benefit Plan.

                      (ii) Each Seller Benefit Plan has been established, registered, qualified, invested, operated and administered in all respects in accordance with its terms and in material compliance with ERISA, the Code and all other Applicable Law. No Seller Party has incurred, and, to the Knowledge of the Seller Parties, no facts exist that reasonably could be expected to result in any material liability to any Seller Party with respect to any Seller Benefit Plan, including without limitation, any material liability, Tax, penalty or fee under ERISA, the Code or any Applicable Law (other than to pay premiums, contributions or benefits in the ordinary course).

                      (iii) To the Knowledge of the Seller Parties, no fact or circumstance exists that could materially adversely affect the tax-exempt status of a Seller Benefit Plan that is intended to be tax-exempt. Further, each Seller Benefit Plan intended to be "qualified" within the meaning of Section 401(a) of the Code and the trusts maintained thereunder that are intended to be exempt from Taxation under Section 501(a) of the Code has received a favorable determination or other letter indicating that it is so qualified.

                      (iv) There is no pending or, to the Knowledge of the Seller Parties, threatened complaint, claim (other than a routine claim for benefits), proceeding, examination, audit, investigation or other proceeding or Action of any kind in or before any Governmental Entity with respect to any Seller Benefit Plan and, to the Knowledge of the Seller Parties, there exists no state of facts which after notice or lapse of time or both reasonably could be expected to give rise to any such material Action or to materially adversely affect the registration of any Seller Benefit Plan required to be registered.

         Section 7.3  LABOR RELATIONS. Except as set forth in SCHEDULE 7.3:

                  (a) The employees of the Business have not been, and currently are not, represented by a labor organization or group that was either certified or voluntarily recognized by any labor relations board, including, without limitation, the NLRB, or certified or voluntarily recognized by any other Governmental Entity.

                  (b) No Seller Party is or has ever been a signatory to a collective bargaining agreement with any trade union, labor organization or group in connection with the Business.

                  (c) No representation election petition or application for certification has been filed by employees of the Business or is pending with the NLRB or any other Governmental Entity and no union organizing campaign or other attempt to organize or establish a labor union, employee organization or labor organization or group involving employees of any Seller Party Relating to the Business has occurred in the last twelve (12) months, is in progress or, to the Knowledge of the Seller Parties, is threatened.

                  (d) No Seller Party has engaged in the last twelve (12) months in any unfair labor practice in connection with the Business and there is no pending or, to the Knowledge of the Seller Parties, threatened labor board proceeding in connection with the Business of any kind, including any such proceeding against any Seller Party or any trade union, labor union, employee organization or labor organization representing the employees of the Business.

                  (e) As of June 30, 2001, no grievance or arbitration demand or proceeding in connection with the Business, whether or not filed pursuant to a collective bargaining agreement, has been filed, is pending or, to the Knowledge of the Seller Parties, is threatened against any Seller Party.

                  (f) No labor dispute, walk out, strike, slowdown, hand billing, picketing, work stoppage (sympathetic or otherwise), or other "concerted action" involving the employees of the Business has occurred during the last twelve (12) months, is in progress or, to the Knowledge of the Seller Parties, has been threatened.

                  (g) No breach of contract or denial of fair representation claim in connection with the Business has been filed during the last twelve (12) months, is pending or, to the Knowledge of the Seller Parties, threatened against any Seller Party or any trade union, labor union, employee organization or labor organization representing the employees of the Business.

                  (h) No claim, complaint, charge or investigation for unpaid wages, bonuses, commissions, employment withholding Taxes, penalties, overtime, or other compensation, benefits, child labor or record keeping violations of the Business has been filed during the last twelve (12) months, is pending or, to the Knowledge of the Seller Parties, threatened under the Fair Labor Standards Act, Davis-Bacon Act, Walsh-Healey Act, or Service Contract Act or any other Applicable Law.

                  (i) No discrimination or retaliation claim, complaint, charge or investigation in connection with the Business has been filed during the last twelve (12) months, is pending or, to the Knowledge of the Seller Parties, threatened against any Seller Party under the 1866 or 1964 Civil Rights Acts, the Equal Pay Act, the ADEA, the ADA, the FMLA, the FLSA, ERISA or any other Applicable Law relating to fair employment practices.

                  (j) If any Seller Party is a federal or state contractor obligated to develop and maintain an affirmative action plan, no discrimination claim, show cause notice, conciliation proceeding, sanction or debarment proceeding in connection with the Business has been, to the Knowledge of the Seller Parties, threatened, or filed during the last twelve (12) months or is pending with the Office of Federal Contract Compliance Programs or any other federal agency or any comparable state or foreign agency or court and no desk audit or on-site review is in progress.

                  (k) No citation has been issued by OSHA against any Seller Party affecting the Business and no notice of contest, claim, complaint, charge, investigation, or other administrative enforcement proceeding with respect to the Business has been filed during the last twelve (12) months, is pending or, to the Knowledge of the Seller Parties, threatened against any Seller Party under OSHA or any other Applicable Law relating to occupational safety and health.

                  (l) No workers' compensation or retaliation claim, complaint, charge or investigation has been filed during the last twelve (12) months, is pending or, to the Knowledge of the Seller Parties, threatened against any Seller Party relating to employees of the Business.

                  (m) No investigation or citation of any Seller Party in connection with the Business has occurred and no enforcement proceeding has been initiated during the last twelve (12) months, is pending or, to the Knowledge of the Seller Parties, threatened under any Applicable Law relating to immigration.

                  (n) The Business has not taken any action that would constitute a "mass layoff," "mass termination" or "plant closing" within the meaning of the WARN Act or otherwise trigger notice requirements or liability under any federal, local, state or foreign plant closing notice or collective dismissal law.

                  (o) No wrongful discharge, retaliation, libel, slander or other claim, complaint, charge or investigation that arises out of the employment relationship between any Seller Party and employees of the Business has been filed during the last twelve (12) months, is pending or, to the Knowledge of the Seller Parties, threatened against any Seller Party under any Applicable Law.

                  (p) The Business has maintained and currently maintains adequate insurance as required by Applicable Law with respect to workers' compensation claims and unemployment benefits claims.

                  (q) The Business is in material compliance with all Applicable Laws and orders and all contracts or collective bargaining agreements governing or concerning labor relations, unions and collective bargaining, conditions of employment, employment discrimination and harassment, wages, hours or occupations safety and health, including, without limitation, ERISA, the Immigration Reform and Control Act of 1986, the National Labor Relations Act, the Civil Rights Acts of 1866 and 1964, the Equal Pay Act, the ADEA, the ADA, the FMLA, WARN, the Occupational Safety and Health Act, the Davis Bacon Act, the Walsh-Healey Act, the Service Contract Act, Executive Order 11246, FLSA and the Rehabilitation Act of 1973 and all regulations under such acts (collectively, the "Labor Laws").

                  (r) The Business is not liable for any material liabilities, judgments, decrees, orders, arrearage of wages or Taxes, fines or penalties for failure to comply with any of the Labor Laws.

                  (s) Wabtec has provided GETS with a copy of the Seller Parties' policies for providing employees of the Business leaves of absence under the FMLA and SCHEDULE 7.3 identifies each employee who is currently on FMLA leave.

                  (t) Each Seller Party has paid or accrued all current assessments in connection with the Business under workers' compensation legislation, and no Seller Party has been subject to any special or penalty assessment under such legislation that has not been paid.

         Section 7.4  TRANSFERRED EMPLOYEES.

                  (a) Subject to Section 6.15 and except as set forth on
SCHEDULE 7.4, Buyers shall offer employment commencing on the Closing Date, on an "at will" basis to all of the employees of Sellers Relating to the Business, other than the St. Louis Employees, who are not subject to the terms and conditions of a collective bargaining agreement, at comparable salary, wage and benefit levels and on such other comparable terms and conditions as such employees are currently employed by Sellers. (Such employees of the Business who accept such offers are, as of the Closing Date, referred to herein as "Non-Collectively Bargained Transferred Employees"). Subject to Section 6.15 and except as set forth on SCHEDULE 7.4, Buyers shall offer the opportunity of employment, commencing on the Closing Date to all of the employees of Sellers Relating to the Business, other than the St. Louis Employees, who are subject to the terms and conditions of any collective bargaining agreement set forth on
SCHEDULE 7.3, under such terms and conditions of employment that are comparable to the terms and conditions upon which such employees are employed by the Sellers. Notwithstanding the above, Buyers may, in their sole discretion, be substituted for Sellers under, and otherwise assume, as of the Closing Sellers' collective bargaining agreement with such union (an "Assumed Collective Bargaining Agreement") and continue the employment of such employees under and subject to the terms of such Assumed Collective Bargaining Agreement. (Such collectively-bargained employees of the Business who accept such offers, or whose employment is continued under an Assumed Collective Bargaining Agreement, as the case may be, are, as of the Closing Date, referred to herein as "Collectively Bargained Transferred Employees." Non-Collectively Bargained Transferred Employees and Collectively Bargained Transferred Employees shall collectively be referred to herein as "Transferred Employees.") Except as provided in this Section, Buyers shall not assume responsibility for or be substituted for Sellers under any collective bargaining agreement of Sellers applicable to employees of the Business. No Seller Party will take any action which could impede, hinder, interfere, or otherwise compete with Buyers' effort to hire any employee (except for the employees listed on SCHEDULE 7.4) of Sellers Relating to the Business, and, in fact, the Seller Parties shall undertake such efforts as may be reasonably requested by Buyers to facilitate discussions with appropriate union personnel in advance of the Closing Date. Buyers shall not assume responsibility for any Transferred Employee until such employee commences employment with Buyers, and in no event shall any Buyer be considered a successor employer. Buyers shall be responsible for any severance obligations in respect of any Transferred Employee.

                  (b) Sellers shall be solely responsible for offering and providing any continuation coverage required under Section 4980B of the Code and
Part 6 of Title I of ERISA ("COBRA Coverage"), if applicable, with respect to any "qualified beneficiary" who is covered by a Seller Benefit Plan that is a "group health plan" and who experiences a qualifying event prior to the Closing Date. Buyers shall be solely responsible for offering and providing any COBRA Coverage required with respect to any Transferred Employees (or other "qualified beneficiaries") who become covered by a group health plan sponsored or contributed to by Buyers and who experience a "qualifying event" after the Closing Date. ("Qualified beneficiary," "group health plan" and "qualifying event" are as defined in Section 4980B of the Code.)

                  (c) Sellers shall provide Buyers all information relating to each Transferred Employee as Buyers may reasonably require in connection with its employment of such persons, including, without limitation, initial employment date, termination dates, reemployment dates, compensation and Tax withholding history and such information shall be true and correct in all material respects.

         Section 7.5  SELLERS' EMPLOYEE BENEFIT PLANS.

                  (a) Sellers shall retain all obligations and liabilities under the Seller Benefit Plans in respect of each employee or former employee (including any beneficiary thereof) who is not a Transferred Employee, including, without limitation, the St. Louis Employees. Seller or its designated Affiliate shall retain all liabilities and obligations in respect of benefits incurred as of the Closing Date by Transferred Employees under the Seller Benefit Plans, and neither Buyer nor any of its Affiliates shall have any liability with respect thereto. No assets of any Seller Benefit Plan shall be transferred to any Buyer or any of its Affiliates or to any plan of any Buyer or any of its Affiliates. Buyers shall be responsible for any multiemployer plan withdrawal liability that may arise in connection with the transactions contemplated by this Agreement in accordance with Title IV of ERISA with respect to the multiemployer plans set forth on SCHEDULE 7.2(b). Sellers shall continue to make the required contributions to such multiemployer plans through the Closing Date.

                  (b) Except for any liabilities and obligations arising under any Assumed Collective Bargaining Agreement, with respect to the Transferred Employees (including any beneficiary or dependent thereof), Sellers shall retain, except to the extent reflected on the Closing Date Balance Sheets (i) all liabilities and obligations arising under any group life, accident, medical, dental or disability plan or similar arrangement (whether or not insured) to the extent that such liability or obligation relates to contributions or premiums accrued (whether or not payable), or to claims incurred (whether or not reported), on or prior to the Closing Date, (ii) all liabilities and obligations arising under any worker's compensation arrangement to the extent such liability or obligation relates to the period prior to the Closing Date, including liability for any retroactive worker's compensation premiums attributable to such period and (iii) all other liabilities and obligations arising under the Employee Plans and the Benefit Arrangements to the extent any such liability or obligation relates to the period prior to the Closing Date, including proportional accruals through the Closing Date and including, without limitation, liabilities and obligations in respect of accruals through the Closing Date under any bonus plan or arrangement, any vacation plans, arrangements and policies.

                  (c) With respect to any Transferred Employee (including any beneficiary or dependent thereof) who enters a hospital or is on short-term disability or long-term disability under any Benefit Arrangement on or prior to the Closing Date and continues in a hospital or on short-term disability or long-term disability after the Closing Date, Sellers shall be responsible for claims and expenses incurred both before and after the Closing Date in connection with such Person, to the extent that such claims and expenses are covered by a Benefit Arrangement, until such time, (if any) that, in the case of a Transferred Employee, such Person resumes full-time employment with Buyers or one of their Affiliates and, in the case of any beneficiary or dependent of a Transferred Employee, such Person's hospitalization has terminated. With respect to any Benefit Arrangements covering medical expenses and other costs relating to pregnancies and maternity leave, Sellers shall be responsible for all claims (whether or not reported) and expenses incurred during the period prior to and ending on the Closing Date, and Buyers or one of their Affiliates shall be responsible for such benefit arrangements covering such pregnancies and maternity leave for the period subsequent to the Closing Date.

                  (d) Notwithstanding the foregoing, the provisions of Sections 7.5(a), (b) and (c) shall not apply to the Seller Benefit Plans of the Acquired Subsidiaries. Buyers shall assume all liabilities, obligations and assets of the Seller Benefit Plans of the Acquired Subsidiaries.

         Section 7.6 BUYERS' BENEFIT PLANS. Buyers or one of their Affiliates will recognize service of the Transferred Employees with Sellers or any of their Affiliates for purposes of vesting and eligibility to participate in those Employee Benefit Plans in which the Transferred Employees are enrolled by Buyers or one of their Affiliates immediately after the Closing Date.

         Section 7.7 WARN ACT. The parties agree to cooperate in good faith to determine whether any notification may be required under the WARN Act as a result of the transactions contemplated by this Agreement. Except as provided in the following sentence, Buyers will be responsible for providing any notification that may be required under the WARN Act with respect to any Transferred Employees. Sellers will be responsible for providing any notification that may be required under the WARN Act with respect to any St. Louis Employees; provided that Buyers have given sufficient notice to enable Sellers to provide such timely notification. If

Buyers fail to provide sufficient notice, Buyers shall be liable for any additional expenditure resulting from the failure to provide notification required under the WARN Act with respect to any employees of the Business.

                                 ARTICLE VIII.
                                      TAXES

         Section 8.1 REPRESENTATIONS AND WARRANTIES REGARDING TAXES. Each Seller jointly and severally represents and warrants to Buyers as follows:

                  (a) Each Acquired Subsidiary has prepared and timely filed all material Tax Returns with the appropriate Taxing authorities required to be filed through the date of this Agreement by such Acquired Subsidiary (taking into account any extension of time to file granted to or obtained on behalf of such Acquired Subsidiary) and has timely paid all material Taxes shown thereon (including those due with respect to any distribution or dividend to any of its shareholders), and all interest and penalties due thereon and payable by it for the Pre-Closing Tax Period which will have been required to be paid on or prior to the Closing Date, the non-payment of which would result in a material Lien on any of the Purchased Assets, would otherwise adversely affect the Business or would result in any Buyer becoming liable or responsible therefor. SCHEDULE 8.1(a) identifies all closing agreements, Tax sharing agreements, open Tax Return extensions, open extensions of statutes of limitations and rulings or similar agreements with any Tax authority or other party involving Taxes due by any of the Selling Parties.

                  (b) Each Seller Party has established, in accordance with GAAP applied on a basis consistent with that of preceding periods, adequate reserves for the payment of, and will timely pay all material Tax liabilities, assessments, interest and penalties which arise from or with respect to the Purchased Assets or which affect the Business and are incurred in or attributable to the Pre-Closing Tax Period, the non-payment of which would result in a material Lien on any of the Purchased Assets, would otherwise adversely affect the Business or would result in any Buyer becoming liable therefor.

                  (c) The unpaid Taxes of the Acquired Subsidiaries do not, as of the Closing Date, exceed the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Closing Date Balance Sheets and do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Acquired Subsidiaries in filing their Tax Returns.

                  (d) To the Knowledge of the Seller Parties, there is no pending or threatened commencement of any audit by the Mexican Ministry of Finance and Public Credit (Secretaria de Hacienda y Credito Publico) concerning any of the Tax Returns described in Section 8.1(a).

         Section 8.2 TAX COOPERATION; ALLOCATION OF TAXES.

                  (a) The Parties agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Business, the

Purchased Assets and the Acquired Subsidiaries (including, without limitation, access to books and records) as is reasonably necessary for the filing of all Tax Returns, the making of any election relating to Taxes, the preparation for any audit by any Taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax. Buyers and Sellers shall retain all books and records with respect to Taxes pertaining to the Purchased Assets and the Acquired Subsidiaries for a period of at least six years following the Closing Date. Buyers and Sellers shall cooperate with each other in the conduct of any audit or other proceeding relating to Taxes involving the Purchased Assets, the Business and the Acquired Subsidiaries.

                  (b) All real property Taxes, personal property Taxes, similar ad valorem obligations and all other Taxes levied with respect to the Purchased Assets for a taxable period that includes (but does not end on) the Closing Date shall be borne by Buyers.

                  (c) All excise, sales, use, value added, registration stamp, recording, documentary, conveyancing, franchise, property, transfer, gains and similar Taxes, levies, charges and fees (excluding any such Taxes, levies, charges and fees based on the Seller Parties' net income under U.S. or Mexican tax law) (collectively, "Transfer Taxes") incurred in connection with the transactions contemplated by this Agreement shall be borne by Buyers. Buyers and Sellers shall cooperate in providing each other with any appropriate resale exemption certifications and other similar documentation. The Party that is required by Applicable Law to make the filings, reports, or returns with respect to any applicable Transfer Taxes shall do so, and the other Party shall cooperate with respect thereto as necessary.

         Section 8.3 ACQUIRED SUBSIDIARY TAX RETURNS. Wabtec shall prepare and file on behalf of each Acquired Subsidiary, in a manner consistent with past practices, all income, franchise, single business and other Tax Returns for any Pre-Closing Tax Period, and shall pay all Taxes due with respect to such periods, except for those set forth on the Closing Date Balance Sheets. Buyers shall be responsible for filing all Tax Returns relating to each Acquired Subsidiary, and the payment of all Taxes with respect thereto, for all periods beginning on or after the Closing Date.

         Section 8.4 CFC REPORTING REQUIREMENTS. At GETS' request, Wabtec shall provide to GETS all of the information not otherwise available to any Buyer required to satisfy the reporting requirements of Treasury Regulation Section 1.959-1(d) imposed upon any Buyer in respect of its ownership of the Acquired Subsidiaries Shares, to the extent that such requirements relate to information in the possession or control of any Seller Party.

                                  ARTICLE IX.
                                     CLOSING

         Section 9.1 THE CLOSING. Except as provided in Section 3.2(a), the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 a.m. on the fifth business day following the satisfaction or waiver of the conditions set forth in Article X (the "Closing Date"), at the offices of Baker & Hostetler LLP, 3200 National City Center, 1900
E. Ninth Street, Cleveland, Ohio 44114, or at such other place or date as may be agreed upon in writing by GETS and Wabtec.

         Section 9.2 DELIVERIES BY SELLER PARTIES. At or prior to the Closing, the Seller Parties shall deliver to Buyers, duly and properly executed by each applicable Seller Party, the following:

                  (a) One or more good and sufficient General Conveyance, Assignment and Bill of Sale, each in a form reasonably acceptable to Wabtec and GETS, conveying, selling, transferring and assigning to Buyers (or their designees) title to all of the Seller Purchased Assets (other than the St. Louis Assets) free and clear of all Liens;

                  (b) One or more Assignment and Assumption of the Assumed Liabilities and the Contracts, each in a form reasonably acceptable to Wabtec and GETS, which shall include, to the extent obtained, the written consents of all parties necessary in order to duly transfer all of Seller's rights thereunder to Buyers (or their designees) (the "Assignment and Assumption Agreement");

                  (c) Certificates representing the Acquired Subsidiary Shares, duly endorsed (or accompanied by duly executed stock powers) for transfer to GETS or its nominee;

                  (d) An Assumption of the Retained Subsidiary Liabilities, in a form reasonably acceptable to Wabtec and GETS;

                  (e) A Special Warranty Deed, in a form reasonably acceptable to Wabtec and GETS, with respect to each parcel of Owned Real Property;

                  (f) A certificate of the officers of Wabtec delivered in accordance with Section 10.2(e);

                  (g) One or more Assignments of Trademark and Servicemark, each in a form reasonably acceptable to Wabtec and GETS;

                  (h) One or more Assignments of Patents, each in a form reasonably acceptable to Wabtec and GETS;

                  (i) A receipt of Wabtec with respect to amounts paid to Wabtec pursuant to Section 3.1(b) in a form and substance satisfactory to counsel to Sellers and Buyers;

                  (j) A copy of the resolutions adopted by the board of directors of each Seller Party authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, certified by the Secretary of such Seller Party;

                  (k) A certificate of the Secretary of State (or other applicable Governmental Entity) of the jurisdiction in which each Seller Party is formed or incorporated, dated as of a date no earlier than fourteen (14) days prior to the Closing Date, as to the good standing of such Seller Party in such jurisdiction;

                  (l) An opinion of Reed Smith LLP, counsel for Sellers, addressed to Buyers and dated the Closing Date, in a form reasonably acceptable to Wabtec and GETS;

                  (m) An Environmental Indemnity Agreement in the form attached hereto as EXHIBIT 9.2(m), subject to Section 6.14(b) (the "Environmental Indemnity Agreement") and, subject to Section 6.14(b), a certificate of insurance with respect to the Environmental Insurance Policy issued by the carrier thereof;

                  (n) Evidence reasonably satisfactory to GETS that all Liens (other than Permitted Liens) affecting the Purchased Assets have been released;

                  (o) The IP Development and License Agreement;

                  (p) The Braddock Lease;

                  (q) A letter of resignation, effective as of the Closing, from each officer and director of each Acquired Subsidiary, other than those designated by GETS prior to the Closing;

                  (r) A Supply and Marketing Agreement, in the form attached hereto as EXHIBIT 9.2(q) (the "Supply and Marketing Agreement"); and

                  (s) Such other separate instruments of sale, assignment or transfer that Buyers may reasonably deem necessary or appropriate in order to perfect, confirm or evidence title to all or any part of the Purchased Assets.

         Section 9.3 DELIVERIES BY BUYERS. At or prior to the Closing, GETS shall deliver to or for the account of Wabtec the Closing Date Payment in accordance with Section 3.1(b), and shall deliver to Sellers, all duly and properly executed by each applicable Buyer (or Buyers' designees, as the case may be), the following:

                  (a) The Assignment and Assumption Agreement(s);

                  (b) Subject to Section 6.14(b), the Environmental Indemnity Agreement;

                  (c) A certificate of GETS in accordance with Section 10.3(c);

                  (d) A certificate of the Secretary or Assistant Secretary of each Buyer certifying the due authorization of such Buyer to execute and deliver this Agreement and consummate the transactions contemplated hereby;

                  (e) The IP Development and License Agreement;

                  (f) The Braddock Lease;

                  (g) The Supply and Marketing Agreement; and

                  (h) A certificate of the Secretary of State (or other applicable Governmental Entity) of the jurisdiction in which each Buyer Party is formed or incorporated, dated as of a date no earlier than fourteen (14) days prior to the Closing Date, as to the good standing of such Buyer Party in such jurisdiction.

                                   ARTICLE X.
                   CONDITIONS PRECEDENT TO CLOSING OBLIGATIONS

         Section 10.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each Party to effect the transactions contemplated by this Agreement will be subject to the fulfillment at or prior to the Closing of each of the following conditions:

                  (a) LAWS, REGULATIONS AND INJUNCTION. No provision of any Applicable Law shall restrain, prevent, materially delay or restructure the transactions contemplated by this Agreement. There will be no effective injunction, writ or preliminary restraining order or any order of any nature issued by any Governmental Entity to the effect that the Acquisition may not be consummated as provided in this Agreement, no proceeding or lawsuit will have been commenced by any Governmental Entity for the purpose of obtaining any such injunction, writ or preliminary restraining order and no written notice will have been received from any Governmental Entity indicating an intent to restrain, prevent, materially delay or restructure the transactions contemplated by this Agreement.

                  (b) GOVERNMENTAL CONSENTS. All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Governmental Entity required in connection with the execution, delivery or performance of this Agreement will have been obtained or made, except where the failure to have obtained or made any such consent, approval, order, authorization, declaration or filing would not have a Material Adverse Effect on the Business after the Closing.

                  (c) ANTITRUST APPROVALS. The waiting period applicable to the consummation of the Acquisition under the Antitrust Acts shall have expired or been terminated.

         Section 10.2 CONDITIONS TO OBLIGATIONS OF BUYERS. The obligations of Buyers to consummate the transactions contemplated by this Agreement will be subject to the fulfillment at or prior to the Closing of each of the following additional conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. Except with respect to breaches or inaccuracies that in the aggregate do not constitute a Material Adverse Effect equal to or exceeding an amount equal to $25 million less the difference, if any, of $110 million minus the Benchmark Net Worth (the "Threshold Amount"), the representations and warranties of the Seller Parties in this Agreement, considered collectively, and each of such representations and warranties, considered individually, shall have been true and correct in all respects as of the date hereof and shall be true and correct in all respects as of the Closing Date as though made on and as of the Closing Date (other than representations and warranties made as of a specified date, which shall be true and correct in all respects only as of such date). For purposes of this Section 10.2(a) only: (i) the representations and warranties set forth in Section 4.2 shall be true and correct in all respects (other than de minimis items that would not individually or in the aggregate adversely affect to any significant extent Buyers' rights with respect to the ownership of the Acquired Subsidiaries) regardless of whether a breach thereof or inaccuracy therein, individually or in the aggregate, would constitute a Material Adverse Effect equal to or exceeding the Threshold Amount, and (ii) all such representations and warranties shall be construed without regard for materiality, Material Adverse Effect or similar phrases contained within such representations and warranties.

                  (b) PERFORMANCE OF OBLIGATIONS OF THE SELLER PARTIES. The Seller Parties shall have performed in all material respects all covenants and agreements required to be performed by them under this Agreement on or prior to the Closing Date.

                  (c) TAX SHARING AGREEMENTS. All Tax sharing agreements entered into with respect to the Acquired Subsidiaries shall have been terminated.

                  (d) NO MATERIAL ADVERSE CHANGE. Between the date hereof and the Closing Date, there shall not have occurred (nor shall any Buyer have become aware of) any Material Adverse Effect on the Business.

                  (e) WABTEC CERTIFICATE. The Chief Financial Officer of Wabtec shall have executed and delivered to Buyers a certificate as to compliance with the conditions set forth in Sections 10.2(a), (b), (c) and (d).

                  (f) CLOSING DELIVERIES. The Seller Parties shall have made all other deliveries required by Section 9.2.

                  (g) CONSENTS. Sellers shall have obtained and delivered to GETS the written consents (or waivers with respect to thereto) indicated on
SCHEDULE 2.1(h), and all such consents and waivers shall be in full force and effect.

                  (h) ENVIRONMENTAL REVIEWS. The Environmental Consultant shall have delivered to GETS a copy of the Environmental Report which complies in all material respects with Section 6.14.

                  (i) ENVIRONMENTAL INSURANCE. Wabtec shall have delivered to Buyers a certificate of insurance with respect to the Environmental Insurance Policy issued by the carrier thereof as provided in Section 6.14(b).

         Section 10.3 CONDITIONS TO OBLIGATIONS OF THE SELLER PARTIES. The obligations of the Seller Parties to consummate the transactions contemplated by this Agreement will be subject to the fulfillment at or prior to the Closing of each of the following additional conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of Buyers in this Agreement (considered collectively), and each of such representations and warranties (considered individually), shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date.

                  (b) PERFORMANCE OF OBLIGATIONS BY BUYERS. Buyers shall have performed in all material respects all covenants and agreements required to be performed by them under this Agreement on or prior to the Closing Date.

                  (c) CERTIFICATES. GETS shall have delivered to Wabtec a certificate of an authorized officer as to compliance with the conditions set forth in Sections 10.3(a) and (b).

                  (d) CLOSING DELIVERIES. Buyers shall have made all other deliveries required by Section 9.3.

                                  ARTICLE XI.
                                   TERMINATION

         Section 11.1 TERMINATION. This Agreement may be terminated at any time at or prior to the Closing (the "Termination Date"):

                  (a) in writing by mutual consent of GETS and Wabtec;

                  (b) by written notice from Wabtec to GETS, if any Buyer (i) fails to perform in any material respect any of its agreements contained in this Agreement required to be performed by it on or prior to the Closing Date or (ii) materially breaches any of its representations and warranties contained in this Agreement, which failure or breach is not cured within ten (10) days after Wabtec has notified GETS of its intent to terminate this Agreement pursuant to this subparagraph (b);

                  (c) by written notice from GETS to Wabtec, if any Seller Party
(i) fails to perform in any material respect any of its agreements contained in this Agreement required to be performed by it on or prior to the Closing Date or
(ii) breaches any of the representations and warranties of the Seller Parties in this Agreement, except for breaches that in the aggregate do not constitute a Material Adverse Effect equal to or exceeding the Threshold Amount (provided that, for purposes of this Section 11.1(c) only, (A) a breach of the representations and warranties set forth in Section 4.2 (other than de minimis items that would not individually or in the aggregate adversely affect to any significant extent Buyers' rights with respect to the ownership of the Acquired Subsidiaries) shall entitle GETS to terminate this Agreement pursuant to this
Section 11.1(c) regardless of whether such breach, individually or in the aggregate, would constitute a Material Adverse Effect equal to or exceeding the Threshold Amount, and (B) all such representations and warranties shall be construed without regard for materiality, Material Adverse Effect or similar phrases contained within such representations and warranties), which failure or breach is not cured within ten (10) days after GETS has notified Wabtec of its intent to terminate this Agreement pursuant to this subparagraph (c);

                  (d) by written notice from GETS to Wabtec under the circumstances described in Section 6.11(a), Section 6.14(a), or if GETS determines, in its good faith reasonable determination pursuant to its due diligence review, that a Material Adverse Effect on the Business exists.

                  (e) by written notice by Wabtec to GETS or GETS to Wabtec, as the case may be, if the Closing does not occur by November 30, 2001; provided, however, that Wabtec and GETS, as the case may be, shall only have the right to terminate this Agreement pursuant to this Section 11.1(e) if the reason for the Closing not to have occurred by November 30, 2001 is due to a reason other than non-performance of any Buyer (if GETS is seeking such termination) or any Seller Party (if Wabtec is seeking such termination); or

                  (f) by either GETS or Wabtec if there shall be any Applicable Law that makes the consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

         Section 11.2 SPECIFIC PERFORMANCE AND OTHER REMEDIES. The Parties each acknowledge that the rights of each Party to consummate the transactions contemplated by this Agreement are special, unique and of extraordinary character and that, in the event that any Party violates or fails or refuses to perform any covenant or agreement made by it in this Agreement, the non-breaching Party may be without an adequate remedy at law. The Parties agree, therefore, that in the event that any Party violates or fails or refuses to perform any covenant or agreement made by such Party in this Agreement, the non-breaching Party or Parties may, subject to the terms of this Agreement and in addition to any remedies at law for damages or other relief, institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.

         Section 11.3 EFFECT OF TERMINATION. If this Agreement is terminated as permitted by Section 11.1, such termination shall be without liability of either Party (or any stockholder, director, officer, employee, agent, consultant or representative of such Party) to the other Party to this Agreement; provided that if such termination shall result from the (i) willful failure of any Party to fulfill a condition to the performance of the obligations of the other Party,
(ii) failure to perform a covenant of this Agreement or (iii) breach, in any material respect, by any Party hereto of any representation or warranty or agreement contained herein, such Party shall be fully liable for any and all damages incurred or suffered by the other Party as a result of such failure or breach. The provisions of Section 6.7 (Public Announcements), Section 13.1 (Notices), Section 13.6 (Choice of Law; Venue), and Section 13.14 (Transaction Costs) shall survive any termination hereof pursuant to Section 11.1.

                                  ARTICLE XII.
                                 INDEMNIFICATION

         Section 12.1 TERMINATION OF CERTAIN REPRESENTATIONS AND WARRANTIES. None of the representations and warranties of the Seller Parties in this Agreement shall survive the Closing except for those in the following Sections, Subsections, or portions thereof, as the case may be (collectively, the "Surviving Representations"): Section 4.1 (Organization); Section 4.2 (Capitalization of Acquired Subsidiaries); Section 4.3 (Authorization); Section
4.4 (Absence of Restrictions and Conflicts); Section 4.6(a) (Title to Assets);
Section 4.7(c) and (d) (Income Statements); Section 4.8 (Absence of Certain Changes), but only with respect to events or occurrences resulting from the acts or omissions of any Wabtec Group Member; Section 4.10 (Compliance with Law);
Section 4.14(b)(i), (iii), (viii) and (ix) (Intellectual Property; Software);
Section 4.18 (Ethical Practices); and Article VIII (Taxes). The Parties acknowledge and agree that Buyers shall have no remedy after the Closing pursuant to this Agreement for any breach of the representations and warranties of the Seller Parties set forth in Section
4.13 (Environmental, Health and Safety Matters), and that any post-Closing remedy of Buyers for any such breach shall be pursuant to the terms and conditions of the Environmental Indemnity Agreement.

         Section 12.2 INDEMNIFICATION OBLIGATIONS OF SELLERS. Each Seller will jointly and severally indemnify, defend and hold harmless each Buyer and its Affiliates, each of their respective officers, directors, employees, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Buyer Indemnified Parties") from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and judgments (at equity or at law) and actual damages whenever arising or incurred (including, without limitation, amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses) arising out of or relating to:

                  (a) any Excluded Liabilities or any Retained Subsidiary Liabilities;

                  (b) any breach or inaccuracy of any Surviving Representation (for purposes of this Article XII, such representations and warranties shall be read without reference to materiality, Material Adverse Effect or similar phrases);

                  (c) the assertion of any third-party Action that is not the subject of any other representation or warranty herein, after the Closing, relating to any state of facts, change, event, effect or occurrence that existed at or prior to the Closing;

                  (d) any breach or non-performance of any covenant, agreement or undertaking made by any Seller Party in this Agreement or in the Seller Ancillary Documents;

                  (e) any fraud, willful misconduct or bad faith of any Seller Party in connection with this Agreement or the Seller Ancillary Documents; or

                  (f) non-compliance by the Parties with any applicable bulk sales legislation.

(The claims, liabilities, obligations, losses, costs, expenses, penalties, fines and damages of the Buyer Indemnified Parties described in this Section 12.2 as to which the Buyer Indemnified Parties are entitled to indemnification are collectively referred to herein as the "Buyer Losses.") The rights to indemnification pursuant to this Section 12.2 are in addition to those available to the Buyer Indemnified Parties pursuant to the Environmental Indemnity Agreement.

         Section 12.3 INDEMNIFICATION OBLIGATIONS OF BUYERS. Buyers will jointly and severally indemnify and hold harmless each Seller Party and each of its officers, directors, employees, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Seller Indemnified Parties") from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and judgments (at equity or at law, including statutory and common) and actual damages whenever arising or incurred (including, without limitation, amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses) arising out of or relating to:

                  (a) the failure of either Buyer to perform, discharge or satisfy the Assumed Liabilities;

                  (b) any breach or inaccuracy of any representation or warranty made by Buyers in this Agreement or in any of the Buyer Ancillary Documents (for purposes of this Article XII, such representations and warranties shall be read without reference to materiality, Material Adverse Effect or similar phrases);

                  (c) any breach or non-performance of any covenant, agreement or undertaking made by either Buyer in this Agreement or in any of the Buyer Ancillary Documents; or

                  (d) any fraud, willful misconduct or bad faith of either Buyer in connection with this Agreement or the Buyer Ancillary Documents.

(The claims, liabilities, obligations, losses, costs, expenses, penalties, fines and damages of the Seller Indemnified Parties described in this Section 12.3 as to which the Seller Indemnified Parties are entitled to indemnification are hereinafter collectively referred to as "Seller Losses.")

         Section 12.4  INDEMNIFICATION PROCEDURE.

                  (a) Promptly after receipt by a Buyer Indemnified Party or a Seller Indemnified Party (hereinafter collectively referred to as an "Indemnified Party") of notice by a third party (including any Governmental Entity) of any complaint or the commencement of any audit, investigation, action or proceeding with respect to which such Indemnified Party may be entitled to receive payment from the other Party for any Buyer Losses or Seller Losses (as the case may be), such Indemnified Party will notify GETS or Wabtec, as the case may be (the "Indemnifying Party"), promptly following the Indemnified Party's receipt of such complaint or of notice of the commencement of such audit, investigation, action or proceeding; provided, however, that the failure to so notify the Indemnifying Party will relieve the Indemnifying Party from liability under this Agreement with respect to such claim only if, and only to the extent that, the Indemnifying Party is prejudiced thereby. The Indemnifying Party will have the right, upon written notice delivered to the Indemnified Party within ten (10) days to assume the defense of such audit, investigation, action or proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of the fees and disbursements of such counsel. If, however, the Indemnifying Party declines or fails to assume the defense of the audit, investigation, action or proceeding on the terms provided above or to employ counsel reasonably satisfactory to the Indemnified Party, in either case within such ten (10)-day period, then such Indemnified Party may employ counsel to represent or defend it in any such audit, investigation, action or proceeding and the Indemnifying Party will pay the reasonable fees and disbursements of such counsel as incurred; provided, however, that the Indemnifying Party will not be required to pay the fees and disbursements of more than one (1) counsel for all Indemnified Parties in any jurisdiction in any single audit, investigation, action or proceeding. In any audit, investigation, action or proceeding with respect to which indemnification is being sought hereunder, the Indemnified Party or the Indemnifying Party, whichever is not assuming the defense of such action, will have the right to participate in such matter and to retain its own counsel at such Party's own expense. The Indemnifying Party or the Indemnified Party, as the case may be, will at all times use reasonable efforts to keep the Indemnifying Party or the Indemnified Party, as the case may be, reasonably apprised of the status of the defense of any matter the defense of which they are maintaining and to cooperate in good faith with each other with respect to the defense of any such matter.

                  (b) No Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party, unless (i) the Indemnifying Party fails to assume and maintain the defense of such claim pursuant to Section 12.4(a) or (ii) such settlement, compromise or consent includes an unconditional release of the Indemnifying Party from all liability arising out of such claim. An Indemnifying Party may not, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless (i) such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability arising out of such claim, (ii) does not contain any admission or statement suggesting any wrongdoing or liability on behalf of the Indemnified Party and (iii) does not contain any equitable order, judgment or term which in any manner affects, restrains or interferes with the business of the Indemnified Party or any of the Indemnified Party's Affiliates.

                  (c) In the event any Indemnified Party should have a claim for indemnity against any Indemnifying Party that does not involve a third party claim, the Indemnified Party shall deliver notice of such claim with reasonable promptness to the Indemnifying Party. Such notice shall specify the basis for such claim. The failure by any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party with respect to any claim made pursuant to this
Section 12.4(c), it being understood that notices for claims in respect of a breach of a representation or warranty must be delivered prior to the expiration of the applicable Claims Period for such representation or warranty under
Section 12.5. If the Indemnifying Party disputes its liability with respect to such claim, such Indemnifying Party and the Indemnified Party will establish the merits and amount of such claim (by mutual agreement, litigation or otherwise) and, within five (5) business days of the final determination of the merits and amount of such claim, the Indemnifying Party will pay to the Indemnified Party immediately available funds in an amount equal to such claim as determined hereunder.

         Section 12.5 CLAIMS PERIOD. For purposes of this Agreement, a "Claims Period" shall be the period during which a claim for indemnification may be asserted under this Agreement by an Indemnified Party. The Claims Periods under this Agreement shall begin on the date hereof and terminate as follows:

                  (a) The Claims Period shall continue indefinitely, except as limited by law (including by applicable statutes of limitation), with respect to any indemnification claim of any Buyer Indemnified Party arising under:

                      (i) Section 12.2(b) with respect to any breach or inaccuracy of any Surviving Representation in:

                          (A) Section 4.1 (Organization); Section 4.2
                  (Capitalization of the Acquired Subsidiaries), Section 4.3 (Authorization), Section 4.6(a) (Title to Assets) and Article VIII (Taxes); or

                          (B) Section 4.14 (Intellectual Property), but only
                  with respect to those representations and warranties that relate to title;

                      (ii) Section 12.2(c), but only with respect to Actions relating to asbestos-containing gaskets allegedly manufactured or distributed by any Wabtec Group Member; or

                      (iii) Section 12.2(a) or Section 12.2(e).

                  (b) The Claims Period shall continue indefinitely, except as limited by law (including any applicable statutes of limitation), with respect to any indemnification claim of any Seller Indemnified Party arising under (i)
Section 12.3(b) with respect to any breach or inaccuracy of any representation or warranty in Section 5.2, or (ii) Section 12.3(a) or Section 12.3(d).

                  (c) The Claims Period shall terminate on February 28, 2002 with respect to any indemnification claim of any Buyer Indemnified Party arising under Section 12.2(b) with respect to any breach or inaccuracy of any Surviving Representation in Section 4.7(c) or Section 4.7(d) (Financial Statements).

                  (d) The Claims Period shall continue indefinitely, except as limited by law (including by applicable statutes of limitations) and except as specifically limited by the provisions of the applicable covenant, agreement or undertaking, with respect to all indemnification claims of any Indemnified Party arising under Section 12.2(d) or Section 12.3(c).

                  (e) The Claims Period shall terminate on the date that is eighteen (18) months after the Closing Date with respect to all other indemnification claims of any Indemnified Party arising under this Agreement.

Notwithstanding the foregoing, if, prior to the close of business on the last day of the applicable Claims Period, an Indemnifying Party shall have been properly notified of a claim for indemnity hereunder and such claim shall not have been finally resolved or disposed of at such date, such claim shall continue to survive and shall remain a basis for indemnity hereunder until such claim is finally resolved or disposed of in accordance with the terms hereof.

         Section 12.6 LIABILITY LIMITS. Notwithstanding anything to the contrary set forth herein:

                  (a) The Buyer Indemnified Parties shall not make a claim against any Seller for indemnification for Buyer Losses pursuant to any subparagraph of Section 12.2 (i) other than Section 12.2(a) and Section 12.2(e) and (ii) other than Section 12.2(d), except for claims of breach or non-performance of the covenants contained in Sections 2.3(a), 6.1(a), 6.1(e), 6.1(o), 6.1(r), 6.1(s), 6.4, 6.8, 6.17 and 6.18 unless and until the aggregate amount of such Buyer Losses exceeds $3,000,000, in which event the Buyer Indemnified Parties may claim indemnification for all such Buyer Losses in excess of $3,000,000; and

(b) the maximum aggregate liability of Sellers for Buyer Losses with respect to claims for indemnification pursuant to Section 12.2 (i) excluding Section 12.2(a) and Section 12.2(e) and (ii) excluding Section 12.2(d), except for claims of breach or non-performance of the covenants contained in Sections 2.3(a), 6.1(a), 6.1(e), 6.1(o), 6.1(r), 6.1(s), 6.4, 6.8, 6.17 and 6.18 shall be
$13,000,000; and

(c) if any Buyer Indemnified Party recovers from Sellers pursuant to this
Article XII and has an insurance claim against an insurance company that is not an Affiliate of Buyers for the Buyer Losses that were recovered from Sellers, GETS shall use good faith efforts to pursue such claim and pay to Sellers any proceeds from such claim (net of any deductibles) up to the amount actually recovered from Sellers.

         Section 12.7 INVESTIGATIONS. Notwithstanding anything to the contrary contained herein:

                  (a) Buyers hereby waive any right they may have to file a claim for reimbursement or indemnity against Sellers under the terms of this Agreement concerning any matter in respect of which it is determined that Buyers, on or prior to the date hereof (i) had Knowledge of facts that constitute a breach by Sellers of any representation or warranty made under this Agreement and (ii) failed to disclose such Knowledge to Sellers prior to the date hereof; and

                  (b) Buyers hereby waive any right they may have to file a claim for reimbursement or indemnity against Sellers under the terms of this Agreement concerning any matter in respect of which it is determined that Buyers between the date hereof and the Closing Date (i) had Knowledge of facts that constitute a breach by Sellers of any representation or warranty made under this Agreement and (ii) failed to disclose such Knowledge to Sellers between the date hereof and the Closing Date, provided, however, that such waiver has no effect unless such breach of representation or warranty gives rise to a right of Buyers in their reasonable judgment to terminate this Agreement pursuant to Section 11.1(c) because the condition in Section 10.2(a) is not satisfied.

         Section 12.8 EXCLUSIVE REMEDY. Except for any remedies available under the Environmental Indemnity Agreement, the Parties agree that the provisions of this Article XII constitute the sole and exclusive remedy of the Parties with respect to any Action of any nature whatsoever arising from this Agreement or the transactions contemplated hereby.

                                 ARTICLE XIII.
                            MISCELLANEOUS PROVISIONS

         Section 13.1 NOTICES. All notices, communications and deliveries under this Agreement will be made in writing signed by or on behalf of the Party making the same, will specify the Section under this Agreement pursuant to which it is given or being made, and will be delivered personally or by telecopy transmission or sent by registered or certified mail (return receipt requested) or by next day courier (with evidence of delivery and postage and other fees prepaid) as follows:

         To either Buyer:           GE Transportation Systems
                                    2901 East Lake Road
                                    Bldg. 14-500
                                    Erie, PA 16531
                                    Attn: John Krenicki, Jr., President
                                            and Chief Executive Officer
                                    Telecopy No.: (514) 875-2724

         with a copy to:            GE Transportation Systems
                                    2901 East Lake Road
                                    Bldg. 14-500
                                    Erie, PA 16531
                                    Attn: W. Scott Seeley, General Counsel
                                    Telecopy No.: (514) 875-2724

         and to:                    Baker & Hostetler LLP
                                    3200 National City Center
                                    1900 East 9th Street
                                    Cleveland, OH 44114
                                    Attn: Hewitt B. Shaw
                                    Telecopy: (216) 696-0740

         To any Seller Party:       Westinghouse Air Brake
                                      Technologies Corporation

                                    1001 Air Brake Avenue
                                    Wilmerding, PA 15148
                                    Attn:  Greg Davies, President
                                    and Chief Executive Officer
                                    Telecopy No.:  (412) 825-1156

         with a copy to:            Westinghouse Air Brake
                                      Technologies Corporation
                                    1001 Air Brake Avenue
                                    Wilmerding, PA 15148
                                    Attn:  Alvaro Garcia-Tunon,
                                    Senior Vice President-Finance
                                    Telecopy No.:  (412) 825-1883

         and to:                    Reed Smith LLP
                                    435 6th Avenue
                                    Pittsburgh, PA  15219
                                    Attn:  David L. DeNinno, Esq.
                                    Telecopy No.:  (412) 288-3063

or to such other representative or at such other address of a Party as such Party may furnish to the other Parties in writing. Any notice which is delivered personally or by telecopy transmission in the manner provided herein shall be deemed to have been duly given to the Party to whom it is directed upon actual receipt by such Party or its agent. Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the Party to which it is addressed at the close of business, local time of the recipient, on the fourth business day after the day it is so placed in the mail (or on the first business day after placed in the mail if sent by overnight courier)or, if earlier, the time of actual receipt.

         Section 13.2 SCHEDULES AND EXHIBITS. The Schedules and Exhibits to this Agreement are hereby incorporated into this Agreement and are hereby made a part of this Agreement as if set out in full in this Agreement.

         Section 13.3 ASSIGNMENT; SUCCESSORS IN INTEREST; AMENDMENT. No assignment or transfer by any Party of such Party's rights and obligations under this Agreement will be made except with the prior written consent of the other Parties to this Agreement; provided, however, that Buyers shall, without the obligation to obtain the prior written consent of any other Party to this Agreement, be entitled to assign this Agreement or all or any part of its rights or obligations hereunder to any one or more of their Affiliates provided that Buyers remain liable for any obligations under this Agreement. This Agreement will be binding upon and will inure to the benefit of the Parties and their successors and permitted assigns, and any reference to a Party will also be a reference to a successor or permitted assign. This Agreement may not be amended, modified or supplemented except by written agreement of the Parties.

         Section 13.4 NUMBER; GENDER. Whenever the context so requires, the singular number will include the plural and the plural will include the singular, and the gender of any pronoun will include the other genders.

         Section 13.5 CAPTIONS. The titles, captions and table of contents contained in this Agreement are inserted in this Agreement only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision of this Agreement. Unless otherwise specified to the contrary, all references to Articles and Sections are references to Articles and Sections of this Agreement and all references to Schedules or Exhibits are references to Schedules and Exhibits, respectively, to this Agreement.

         Section 13.6 JURISDICTION, VENUE AND APPLICABLE LAW(a) . The Parties agree that any suit, action, dispute or proceeding related to this Agreement or the transactions related hereto shall be brought in the federal courts located in Allegheny County in the Commonwealth of Pennsylvania. By execution hereof, each Party irrevocably waives any objection to, and any right of immunity on the grounds of, improper venue, the convenience of the forum, the personal jurisdiction of such court or the execution of any judgment resulting therefrom. This Agreement and the transactions related hereto shall be governed by the laws of the State of New York, without regard for conflicts of laws principles thereof. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         Section 13.7 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, the Parties waive any provision of law which renders any such provision prohibited or unenforceable in any respect.

         Section 13.8 COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original, and it will not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one (1) of such counterparts.

         Section 13.9 NO THIRD PARTY BENEFICIARIES. Nothing expressed or implied in this Agreement is intended, or will be construed, to confer upon or give any Person other than the Parties, and their successors or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or result in such Person being deemed a third party beneficiary of this Agreement. Without limiting the foregoing, no provision of Article VII shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of any Seller Party or of its Affiliates in respect of continued employment (or resumed employment) with Buyers or any of their Affiliates and no provision of Article VII shall create any such rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any Employee Plan or Benefit Arrangement or any plan or arrangement which may be established by Buyers or any of their Affiliates. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any such plans or arrangements of Buyers or any of their Affiliates.

         Section 13.10 WAIVER. Any agreement on the part of a Party to any extension or waiver of any provision of this Agreement will be valid only if set forth in an instrument in writing signed on behalf of such Party. A waiver by a Party of the performance of any covenant, agreement, obligation, condition, representation or warranty will not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by a Party of a condition to Closing will not be considered a waiver of any rights to indemnification that may be claimed by such Party with respect to the matters relating to such waived condition. A waiver by any Party of the performance of any act will not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time.

         Section 13.11 INTEGRATION. This Agreement and the documents executed pursuant to this Agreement supersede all negotiations, agreements and understandings (both written and oral) among the Parties with respect to the subject matter of this Agreement, except for that certain Confidentiality Agreement, dated November 8, 2000, between GETS and Wabtec, and constitutes the entire agreement between the Parties. The Parties hereby agree that for purposes of this Agreement (including, but not limited to conditions to Closing and indemnification obligations) neither Party has made to the other any representations, warranties or covenants or other disclosures other than those contained in this Agreement.

         Section 13.12 COMPLIANCE WITH BULK SALES LAWS. The Parties hereby waive compliance by the Parties with the bulk sales laws and any other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.

         Section 13.13 COOPERATION FOLLOWING THE CLOSING. Following the Closing, each of the Parties shall deliver to the others such further information and documents and shall execute and deliver to the others such further instruments and agreements as the other Party shall reasonably request to consummate or confirm the transactions provided for in this Agreement, to accomplish the purpose of this Agreement or to assure to the other Party the benefits of this Agreement.

         Section 13.14 TRANSACTION COSTS. Except as provided above or as otherwise expressly provided herein, (a) Buyers will pay their own fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement, including the fees, costs and expenses of their financial advisors, accountants and counsel, and (b) Sellers will pay the fees, costs and expenses of the Seller Parties incurred in connection with this Agreement and the transactions contemplated by this Agreement, including the fees, costs and expenses of their financial advisors, accountants and counsel. All filing fees associated with any filings required under the Antitrust Acts shall be borne by GETS.

                     [Signature page to Purchase Agreement.]

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed, as of the date first above written.

                              BUYERS:

                              GENERAL ELECTRIC COMPANY, through its GE
                                   TRANSPORTATION SYSTEMS business


                              By:
                                  ----------------------------------
                              Name:  John Krenicki
                              Title:  President and Chief Executive Officer, GE
                                          Transportation Systems

                              GE MEXICO S.A. DE C.V.


                              By:
                                  ----------------------------------
                              Name:  Ralph R. Gonzalez
                              Title:  General Counsel, GE Mexico


                              SELLER PARTIES:

                              WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION


                              By:
                                  ----------------------------------
                              Name:
                                     -------------------------------
                              Title:
                                      ------------------------------

                              WABTEC DISTRIBUTION COMPANY


                              By:
                                  ----------------------------------
                              Name:
                                     -------------------------------
                              Title:
                                      ------------------------------


                              WABTEC ENGINE SYSTEMS COMPANY


                              By:
                                  ----------------------------------
                              Name:
                                     -------------------------------
                              Title:
                                      ------------------------------

                     [Signature page to Purchase Agreement.]

                              WABTEC HOLDING CORP.


                              By:
                                  ----------------------------------
                              Name:
                                     -------------------------------
                              Title:
                                      ------------------------------

                              MOTIVEPOWER, INC.


                              By:
                                  ----------------------------------
                              Name:
                                     -------------------------------
                              Title:
                                      ------------------------------

                              YOUNG TOUCHSTONE COMPANY


                              By:
                                  ----------------------------------
                              Name:
                                     -------------------------------
                              Title:
                                      ------------------------------

                              WABTEC AUSTRALIA PTY. LTD.


                              By:
                                  ----------------------------------
                              Name:
                                     -------------------------------
                              Title:
                                      ------------------------------

                              MPI DE MEXICO, S.A. DE C.V.


                              By:
                                  ----------------------------------
                              Name:
                                     -------------------------------
                              Title:
                                      ------------------------------

                              MPI NORESTE, S.A. DE C.V.


                              By:
                                  ----------------------------------
                              Name:
                                     -------------------------------
                              Title:
                                      ------------------------------

                     [Signature page to Purchase Agreement.]

                              MOTOR COILS DE MEXICO, S.A. DE C.V.


                              By:
                                  ----------------------------------
                              Name:
                                     -------------------------------
                              Title:
                                      ------------------------------